Filed Pursuant to Rule 424(b)(3)

Registration No. 333-138330

Prospectus Supplement No. 2

(To Prospectus dated December 8, 2006)

118,992,566 Shares

Common Stock

This Prospectus Supplement supplements the Prospectus dated December 8, 2006, of Velocity Express Corporation, relating to the offer and sale by certain “Selling Stockholders” of up to 118,992,566 shares of our common stock. This Prospectus Supplement includes our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 27, 2006. The information contained in such Current Report was current as of the date of such report.

You should read this Prospectus Supplement in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in Prospectus. This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any amendments or additional supplements thereto. Capitalized terms used in this Prospectus Supplement but not otherwise defined herein shall have the meanings given to such terms in the Prospectus.

Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page 3 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Velocity Express Corporation

This prospectus supplement is dated December 27, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2006

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

One Morningside Drive North, Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 349-4160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New Credit Facility and Security Agreement

On December 22, 2006, Velocity Express Corporation (the “Company”) and some of its subsidiaries entered into a senior secured revolving credit agreement (the “Credit Agreement”) with a syndicate of lenders led by Wells Fargo Foothill, Inc., as arranger and administrative agent (“WFF”). The Credit Agreement matures on the earlier of: (i) the date that is 90 days prior to the earliest date on which the principal amount of any of the 12% Senior Secured Notes due 2010 (the “Notes”) is scheduled to become due and payable under the Company’s Indenture dated as of July 3, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”); and (ii) December 22, 2011. Each of the Company’s subsidiaries (other than CD&L, Inc., (“CD&L”), the Company’s inactive subsidiaries and foreign subsidiaries) is a borrower under the Credit Agreement, and CD&L and the Company have guaranteed the borrowers’ obligations under the Credit Agreement. The borrowers’ obligations under the Credit Agreement are joint and several.

The Credit Agreement provides for up to $25 million of aggregate financing, $11,000,000 of which may be in the form of letters of credit. At closing, the lender issued two letters of credit: one for $3 million to secure the Company’s and its subsidiaries’ cash management obligations with respect to bank accounts maintained by the Company and its subsidiaries with Wells Fargo Bank, N.A. and a second for $3.5 million to collateralize its participation in the captive insurance company that provides certain of its insurance coverages. Revolver advances and letters of credit under the Credit Agreement are available to each borrower subject to the overall maximum availability. Borrowings under the Credit Agreement are currently expected to be used to finance the ongoing working capital, capital expenditures and general corporate needs of the Company and its subsidiaries.

The initial maximum amount of the facility is equal to the lesser of $12 million and the borrowing base, calculated in the manner described below. The $12 million limit may be increased to (i) $17 million upon the Company achieving cash flow on a trailing four quarters basis of at least $25 million, (ii) $22 million upon the Company achieving cash flow on a trailing four quarters basis of at least $30 million and (iii) $25 million upon the Company achieving cash flow on a trailing four quarters basis of at least $35 million. The borrowing base is (i) the lesser of (a) 85% of eligible accounts (less a reserve for bad debt and other dilutive items) or (b) the borrowers’ collections with respect to accounts for the applicable 30 day period minus (ii) a reserve for bank products liabilities (to the extent the Company is using such bank products in an amount of up to $2 million) and other reserves established by WFF in its permitted discretion.

Borrowings under the Credit Agreement bear interest at a rate equal to, at the borrowers’ option, either a base rate, or a LIBOR rate plus an applicable margin of 2.50%. The base rate is the rate of interest announced from time to time by Wells Fargo Bank, N.A. as the prime rate. In addition to paying interest on outstanding borrowings under the Credit Agreement, the borrowers are also required to pay a letter of credit fee that accrues at a rate equal to 2.50% per year multiplied by the average daily balance of the undrawn amount of all outstanding letters of credit. The borrowers are required to pay an issuance charge to the issuing lender of 0.825% per year (such rate subject to change). The borrowers are also required to pay customary fees of the administrative agent, as well as costs and expenses of the administrative agent and the lenders, arising in connection with the Credit Agreement.

The Credit Agreement requires the borrowers to prepay any outstanding revolver advances, subject to specified exceptions, with 100% of the net proceeds of non-ordinary course asset sales and any insurance or condemnation proceeds. So long as no event of default is continuing, such non-ordinary course asset sale prepayments do not require a reduction in the revolving credit commitment. The borrowers have the right to voluntarily reduce the revolving commitment in increments of $1 million or terminate the entire credit commitment, subject to payment of the prepayment premium described below. The borrowers may repay outstanding revolver advances at any time without any premium or penalty, except that in the event that such prepayment is made in connection with a permanent reduction or termination of the revolver commitment prior to December 22, 2009, the borrowers are required to pay a prepayment premium in an amount equal to the product of (x) the maximum revolving credit commitment, if the revolving credit commitment is being terminated, or the amount by which the revolving credit commitment is being reduced, and (y) 3% (in year one), 2% (in year two) and 1% (in year three).

The Credit Agreement contains a number of customary covenants that, among other things, restrict the borrowers’ and guarantors’ ability, to incur additional debt, create liens on assets, sell assets, pay dividends, engage in mergers and acquisitions, change the business conducted by the borrowers or guarantors, make capital expenditures and engage in transactions with affiliates. The Credit Agreement also includes a specified financial covenant requiring the borrowers to achieve a minimum EBITDA (as defined in the Credit Agreement), measured on a month-end basis at the end of each calendar quarter, and to certify compliance on a quarterly basis.

The Credit Agreement contains customary representations and warranties and events of default, including but not limited to payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness and other material agreements, certain events of bankruptcy or insolvency, material judgments and loss of any material license or permit. If such an event of default occurs, the lenders under the Credit Agreement are entitled to take various actions, including accelerating the amounts due thereunder and enforcing the rights of a secured creditor.

Under the security agreement (the “Security Agreement”) entered into in connection with the Credit Agreement, the borrowers’ obligations under the Credit Agreement are secured by substantially all of the assets of each borrower and each guarantor subject to the rights of the holders of the notes under the intercreditor agreement described below.

Copies of the Credit Agreement and Security Agreement are filed as Exhibits 10.1 and 10.2 to this report. The foregoing description of the Credit Agreement and Security Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements, which are incorporated by reference herein.

Intercompany Subordination Agreement and Contribution Agreement

The borrowers and guarantors have also entered into (i) an intercompany subordination agreement (the “Subordination Agreement”) to subordinate intercompany debt to all obligations under the Credit Agreement and (ii) a contribution agreement (the “Contribution Agreement”) pursuant to which the borrowers and guarantors agreed that upon payment of the obligations under the Credit Agreement, the borrowers and guarantors will make contributions among themselves as necessary to ensure that payments made under the Credit Agreement are shared among all borrowers and guarantors on a pro rata basis based on their respective net worth.

Copies of the Subordination Agreement and Contribution Agreement are filed as Exhibits 10.3 and 10.4 to this report. The foregoing description of the Subordination Agreement and Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements, which are incorporated by reference herein.

Supplemental Indenture and Intercreditor Agreement

In connection with the Company entering into the agreements described above, the company also entered at the closing into a second supplemental indenture supplementing the indenture (the “Supplemental Indenture”) with the Trustee and an intercreditor and subordination agreement with WFF and the Trustee. The Supplemental Indenture permitted the Company to (i) enter into the Credit Agreement and related agreements, (ii) to make certain changes to the form of intercreditor agreement originally attached to the Indenture as an exhibit and (iii) to make certain other changes to the Indenture, including but not limited to, suspending the Company’s obligation to mandatorily redeem the Notes under specified circumstances as described below. Pursuant to a previously announced consent solicitation commenced by the Company on December 6, 2006, the Company obtained the requisite consents of the holders of the Notes permitting the Company to enter the agreements described above and the Intercreditor Agreement.

Section 3.11 of the Indenture previously provided holders of the Notes with the right to cause the Company to redeem: (1) up to 25% of the original principal amount of the Notes at par if, for the four consecutive fiscal quarters prior to July 3, 2008, the Company’s Consolidated Cash Flow (as defined in the Indenture) is less than $20 million; and (2) up to an additional 25% of the original principal amount of the Notes at par if, for the four consecutive fiscal quarters prior to July 3, 2009, the Company’s Consolidated Cash Flow is less than $25 million.

Pursuant to the terms of the Supplemental Indenture, the mandatory redemption right provided to holders by Section 3.11 of the Indenture is suspended if either (i) borrowings under the Credit Agreement are outstanding or (ii) to the extent that, either before or after giving effect to a mandatory redemption under Section 3.11, the Company shall not have at least $15,000,000 in cash and availability under the Credit Agreement, subject to certain limitations and qualifications specified in the Supplemental Indenture. If a mandatory redemption under Section 3.11 is suspended, the Company is required to redeem the Notes as and when the condition(s) preventing the Company from redeeming such Notes are no longer present. The Supplemental Indenture also changes the amount of indebtedness that can be incurred under the Credit

Agreement (and any replacement thereof, i.e., a “Senior Facility Agreement”) and eliminated restrictions on the incurrence of letter of credit obligations thereunder. The limits on indebtedness and liens securing same under the Senior Facility Agreement are contained in the intercreditor agreement referred to below.

The Intercreditor Agreement establishes the priority of respective liens and security interests and as to certain other rights, priorities and interests as among WFF, the Trustee and holders of the Notes.

Copies of the Supplemental Indenture and Intercreditor Agreement are filed as Exhibits 10.5 and 10.6 to this report. The foregoing descriptions of the Supplemental Indenture and the Intercreditor Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text such agreements, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto, Wells Fargo Foothill, Inc. as arranger and administrative agent, and the several banks and other financial institutions or entities from time to time parties to the Credit Agreement.

10.2	Security Agreement dated December 22, 2006 among the Company, Wells Fargo Foothill, Inc. and the subsidiaries named thereto.

10.3	Intercompany Subordination Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto and Wells Fargo Foothill, Inc.

10.4	Contribution Agreement dated as of December 22, 2006 among the Company and its subsidiaries named thereto.

10.5	Second Supplemental Indenture dated as of December 22, 2006 among the Company, Wells Fargo Bank, N.A., as Trustee and the subsidiaries named thereto.

10.6	Intercreditor Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto, Wells Fargo Bank, N.A., as Trustee, and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2006

Velocity Express Corporation

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto, Wells Fargo Foothill, Inc. as arranger and administrative agent, and the several banks and other financial institutions or entities from time to time parties to the Credit Agreement.

10.2	Security Agreement dated December 22, 2006 among the Company, Wells Fargo Foothill, Inc. and the subsidiaries named thereto.

10.3	Intercompany Subordination Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto and Wells Fargo Foothill, Inc.

10.4	Contribution Agreement dated as of December 22, 2006 among the Company and its subsidiaries named thereto.

10.5	Second Supplemental Indenture dated as of December 22, 2006 among the Company, Wells Fargo Bank, N.A., as Trustee and the subsidiaries named thereto.

10.6	Intercreditor Agreement dated as of December 22, 2006 among the Company, the subsidiaries named thereto, Wells Fargo Bank, N.A., as Trustee, and Wells Fargo Foothill, Inc.

Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

by and among

VELOCITY EXPRESS CORPORATION

and

EACH OF ITS SUBSIDIARIES THAT ARE IDENTIFIED ON THE SIGNATURE PAGES HERETO

AS GUARANTORS,

as Guarantors,

EACH OF THE SUBSIDIARIES OF VELOCITY EXPRESS CORPORATION THAT ARE

IDENTIFIED ON THE SIGNATURE PAGES HERETO AS BORROWERS,

as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO,

as the Lenders,

and

WELLS FARGO FOOTHILL, INC.,

as the Arranger and Administrative Agent

Dated as of December 22, 2006

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of December 22, 2006, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), VELOCITY EXPRESS CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages hereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages hereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”).

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” or the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless otherwise provided herein.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or payment in full of the Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be paid or cash collateralized at such time or as a condition to the termination of this Agreement and the termination of the Agent’s Liens on the Collateral (“Continuing Bank Product Obligations”) and the full and final termination of any commitment to extend any financial accommodations under this Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.	LOAN AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.

(b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including, without limitation, reserves with respect to (i) sums that Borrowers or their Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, and (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of employees, creditors, landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

(c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

2.2 Intentionally Omitted.

2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 1:00 p.m. (Boston time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 1:00 p.m. (Boston time) on the Business Day prior to the date that is the requested Funding Date. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date plus the amount of the requested Advance does not exceed $5,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Borrowers’ Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Agent’s Liens on the assets of the Loan Parties, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 4:00 p.m. (Boston time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (Boston time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower’s Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 12:00 p.m. (Boston time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing; provided, that, the Obligations of the Borrowers under this section shall be without duplication of the Obligation of the Borrowers to pay interest at the rate provided for in Section 2.6. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Loan Parties to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations (other than any Continuing Bank Product Obligations) under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Loan Parties of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and (without limiting any other rights that Borrowers may have) shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d) Protective Advances and Optional Overadvances.

(i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).

(ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent, or Swing Lender as applicable, and Agent, or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $2,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit any Borrower in any way.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Agent and the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Loan Parties’ or their Subsidiaries’ Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (Boston time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Boston time) on the Settlement Date transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender’s balance of the

Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Boston time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

(iii) Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or other payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Loan Parties or any other payments received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(f) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate, except as otherwise provided in Section 2.10.

(g) Lenders’ Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by any Loan Party shall be made in Dollars to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Boston time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Boston time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds in Dollars and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Except as otherwise specifically provided in clause (b)(iv) below or in Section 2.4(d), all payments to be made hereunder by Loan Parties shall be remitted to Agent and all (subject to Section 2.4(b)(iv) and Section 2.4(d) hereof) such payments, and all proceeds of Collateral owned by any Loan Party received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent by any Loan Party and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents, until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances), and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all other Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve (if any) established prior to the occurrence of, and not in contemplation of, the subject Event of Default;

(I) ninth, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion (without duplication of any amount being held under sub-clause (iv) of clause (H) above) as the amount necessary to secure Borrowers’ and their Subsidiaries’ obligations in respect of Bank Products), and

(J) tenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Event of Default has occurred and is continuing, (A) all payments of Advances under this Section 2.4(b) shall be applied first to Base Rate Loans until paid in full and then to LIBOR Rate Loans and (B) Section 2.4(b)(i) shall not apply to any payment made by any Loan Party to Agent and specified by such Loan Party to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(v) For purposes of foregoing, “paid in full” with respect to any Obligation means payment of all amounts owing under the Loan Documents according to the terms thereof with respect to such Obligation, including any loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements relating thereto, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c) Mandatory Prepayments. Immediately upon the receipt by Parent or any of its Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (c), (d) or (e) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Nothing contained in this Section 2.4(c)(i) shall permit Loan Parties or any of their Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

(d) Application of Payments. Each prepayment pursuant to Section 2.4(c) shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied to the outstanding principal amount of the Advances until paid in full without any permanent reduction in the Maximum Revolver Amount, with such prepayments to be applied first to Base Rate Loans until paid in full and then to LIBOR Rate Loans, and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(e) Interest and Fees. Any prepayment made pursuant to Section 2.4(c) shall be accompanied by accrued interest and fees, if any, on the principal amount being prepaid to the date of such prepayment.

(f) Cumulative Prepayments. Except as otherwise expressly provided in Section 2.4(c), payments with respect to any subclause of Section 2.4(c) are in addition to payments made or required to be made under any other subclause of Section 2.4(c).

2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an “Overadvance”), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses), other than Continuing Bank Product Obligations, in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is an Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate, and (iii) otherwise, at a per annum rate equal to the Base Rate.

(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except as provided to the contrary in Section 2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrowers’ Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7 Cash Management.

(a) Loan Parties shall and shall cause each of their Subsidiaries (i) to establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to an account which is subject to a Control Agreement at such Cash Management Bank (a “Cash Management Account”), and (ii) to the extent not forwarded directly as set forth in the preceding clause (i), to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Loan Parties or their Subsidiaries) into a Cash Management Account at one of the Cash Management Banks.

(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Loan Parties. Except as otherwise agreed by the Agent, each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Loan Parties or their Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its expenses, service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Agent’s Account; provided, however, that, the Cash Management Agreement with respect Borrowers’ account number 3265870331 at Wells Fargo, shall provide that only amounts in excess of $50,000 shall be swept to the Agent’s Account.

(c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, a Loan Party (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Loan Parties (or their Subsidiaries, as applicable) shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent’s reasonable judgment.

(d) Each Cash Management Account shall be a cash collateral account subject to a Control Agreement.

2.8 Crediting Payments; Clearance Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Loan Parties shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (Boston time). If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (Boston time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for 1 Business Day of ‘clearance’ at the rate then applicable under Section 2.6 to Advances that are Base Rate Loans on all Collections that are received by Loan Parties (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board 1 Business Day clearance charge on all Collections of Loan Parties is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance charge being the equivalent of charging interest on such Collections through the completion of a period ending 1 Business Day after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

2.9 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Protective Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account, including all amounts received in the Agent’s Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, and fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.11 Fees. Borrowers shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.12 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue, amend, renew or extend letters of credit for the account of Borrowers (each, an “L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(A) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

(B) the Letter of Credit Usage would exceed $11,000,000, or

(C) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.

Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance reasonably acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., Boston time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., Boston time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 2:00 p.m., Boston time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 1:00 p.m., Boston time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group as determined by a final judgment of a court of competent jurisdiction; and provided, further, however, that no Borrower shall be obligated to indemnify for any fees, costs or expenses (i) with respect to Taxes, the indemnification for which shall be governed solely and exclusively by Section 15.11 hereof, or (ii) with respect to any amounts expressly excluded from indemnification or payment under Section 15.11 hereof. In connection with its obligations under this Section 2.12, each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender’s interpretations of any L/C issued by Issuing Lender to or for such Borrower’s account, even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group’s indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group as determined by a final judgment of a court of competent jurisdiction. Each Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within 180 days after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that no Borrower shall be obligated to pay any additional amount under this Section 2.12(f) (A) with respect to Taxes, the indemnification for which shall be governed solely and exclusively by Section 15.11 hereof or (B) with respect to any amounts expressly excluded from indemnification or payment under Section 15.11 hereof. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13 LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, provided, however, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Agent shall have the right, at the end of each applicable Interest Period, to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

(b) LIBOR Election.

(i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Boston time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount reasonably determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 (including the calculations thereof) shall be conclusive absent manifest error.

(iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $250,000 in excess thereof.

(c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Loan Parties’ and their Subsidiaries’ Collections in accordance with Section 2.4(b) (but subject to Section 2.4(d)) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13 (b)(ii) above.

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate; provided, however, that no Borrower shall be obligated to pay any additional amount under this Section 2.13(d) (A) with respect to Taxes, the indemnification for which shall be governed solely and exclusively by Section 15.11 hereof or (B) with respect to any amounts expressly excluded from indemnification or payment under Section 15.11 hereof. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.14 Capital Requirements. If, after the date hereof, any Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Borrowers shall have no obligation to pay any such amount which arose during, or is attributable to, periods occurring more than 270 days prior to the receipt by the Administrative Borrower of notice of the applicable Lender’s demand therefor.

2.15 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives (except as otherwise expressly provided in this Agreement) notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrowers or any Agent or Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or any Agent or Lender.

(f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.15 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Loan Party, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Loan Party therefor.

(i) Each of the Loan Parties hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Loan Party to any other Loan Party is hereby subordinated to the prior payment in full in cash of the Obligations. Each Loan Party hereby agrees that after the occurrence and during the continuance of any Event of Default, such Loan Party will not demand, sue for or otherwise attempt to collect any indebtedness of any other Loan Party owing to such Loan Party until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, such Loan Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Loan Party as trustee for Agent, and such Loan Party shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3.	CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, or any Lender; and

(d) no Material Adverse Change shall have occurred since July 1, 2006.

3.3 Conditions Subsequent to Effectiveness. As an accommodation to Loan Parties, the Lender Group has agreed to execute this Agreement and to make the Advances and the Term Loan on the Closing Date notwithstanding the failure by Loan Parties to satisfy the conditions set forth on Schedule 3.3 on or before the Closing Date. In consideration of such accommodation, Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including those conditions set forth in Section Error! Reference source not found., Loan Parties shall satisfy each of the conditions subsequent set forth on Schedule 3.3 on or before the date applicable thereto (it being understood that (a) the failure by Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (b) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Closing Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 3.3).

3.4 Term. This Agreement shall continue in full force and effect for a term ending on the earliest of (a) March 31, 2010, unless the maturity date of the principal amount of each Note (as defined in the Indenture) is extended to a date that is after June 30, 2010, (b) if the maturity date of the principal amount of each Note is extended to a date that is after June 30, 2010, the date that is 90 days prior to the earliest date on which the principal amount of any Note is scheduled to become due and payable in accordance with its terms or the terms of the Indenture, and (c) December 22, 2011 (such earliest date, the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral or a backstop letter of credit, in form and substance and from an issuer, in each case, acceptable to Agent, to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount reasonably determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), other than any Continuing Bank Product Obligations. No termination of this Agreement, however, shall relieve or discharge Loan Parties or their Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations, other than any Continuing Bank Product Obligations, have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, without recourse, representation or warranty, execute and deliver any termination statements, lien releases, mortgage releases, Control Agreement terminations, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral or a backstop letter of credit, in form and substance and from an issuer, in each case, acceptable to Agent, to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount reasonably determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), other than any Continuing Bank Product Obligations, in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral or a backstop letter of credit, in form and substance and from an issuer, in each case, acceptable to Agent, to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount reasonably determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), other than any Continuing Bank Product Obligations, in full, on the date set forth as the date of termination of this Agreement in such notice.

3.7 Reduction of Commitments. The Borrowers may reduce each of the Maximum Revolver Amount and the Total Commitment, to an amount (which may not be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Advances then outstanding, (B) the aggregate principal amount of all Advances not yet made as to which a borrowing request has been delivered to the Agent pursuant to Section 2.3, (C) the aggregate principal amount of all Letters of Credit then outstanding and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Maximum Revolver Amount or the Total Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days’ prior written notice to the Agent and shall be irrevocable. Any reductions in the Maximum Revolver Amount and the Total Commitment shall be permanent. Each such reduction of the Total Commitment shall reduce the Revolver Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 No Encumbrances. Each Loan Party and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets (other than personal property assets with an aggregate fair market value of not greater than $100,000) and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

4.2 Eligible Accounts. As to each Account that is identified by a Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, (b) except as reflected in such borrowing base report, owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

4.3 Intentionally Omitted.

4.4 Equipment. Each material item of Equipment of Loan Parties and their Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

4.5 Locations of Equipment. The Equipment (other than vehicles or Equipment out for repair) of Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party except as set forth on Schedule 4.5 and are located only at, or in-transit between, the locations identified on Schedule 4.5 (as such Schedule may be updated pursuant to Section 5.9).

4.6 [Intentionally Omitted].

4.7 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.7(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

(b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.7(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

(c) Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.7(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

(d) As of the Closing Date, Loan Parties and their Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 4.7(d).

4.8 Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

(b) Set forth on Schedule 4.8(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.8(b), as of the Closing Date there are no subscriptions, options, warrants, or calls relating to any shares of the Parent’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.8(b), the Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 4.8(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of each Loan Party’s direct and indirect Subsidiaries that are Loan Parties, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.8(c), no Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.9 Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the other Transaction Documents to which it is a party do not and will not (i) violate any provision of foreign, federal, state, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other

Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party (including, without limitation, any Material Contract), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any material contractual obligation of any Loan Party (including, without limitation, any Material Contract), other than consents or approvals that have been obtained and that are still in force and effect.

(c) Other than the filing of financing statements, the recordation of the Mortgages, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, the execution, delivery, and performance by each Loan Party of this Agreement and the other Transaction Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(d) As to each Loan Party, this Agreement and the other Transaction Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The Agent’s Liens with respect to property in which a Lien can be created and perfected under the Code are validly created, perfected (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.12, and subject only to (A) the filing of financing statements and the recordation of the Mortgages, (B) with respect to Intellectual Property (as defined in the Security Agreement), the filing of the documents provided for in Section 5(c) of the Security Agreement, and (C) with respect to the Pledged Interests, Investment Related Property and Pledged Notes (as such terms are defined in the Security Agreement), the taking possession thereof by the Agent and the taking of any other actions necessary to perfect Agent’s Liens therein as provided in Section 5(e) of the Security Agreement), and, to the extent provided in the Intercreditor Agreement, first priority Liens, subject only to Permitted Liens.

4.10 Litigation. Other than (a) those matters disclosed on Schedule 4.10, (b) matters in which any liability of the Loan Parties is fully covered by insurance, and (c) matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of each Loan Party, threatened against any Loan Party or any of its Subsidiaries. There are no actions, suits or proceedings, pending, or to the best knowledge of each Loan Party, threatened, that relate to this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby.

4.11 No Material Adverse Change. All financial statements relating to Parent and its Subsidiaries that have been delivered by Parent or any of its Subsidiaries to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent’s and its Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent and its Subsidiaries since July 1, 2006.

4.12 Fraudulent Transfer.

(a) Each Loan Party and each Subsidiary of a Loan Party is Solvent.

(b) No transfer of property is being made by any Loan Party or any Subsidiary of a Loan Party and no obligation is being incurred by any Loan Party or any Subsidiary of a Loan Party in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties or their Subsidiaries.

4.13 Employee Benefits. None of Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

4.14 Environmental Condition. Except as set forth on Schedule 4.14, (a) to Loan Parties’ actual knowledge, none of Loan Parties’ or their Subsidiaries’ properties or assets has ever been used by Loan Parties, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Loan Parties’ actual knowledge, none of Loan Parties’ nor their Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Loan Parties nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Loan Parties or their Subsidiaries, and (d) none of Loan Parties nor any of their Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party or any Subsidiary of a Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

4.15 Intellectual Property. Each Loan Party and each Subsidiary of a Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that Loan Parties may amend Schedule 4.15 to add additional property so long as such amendment occurs by written notice to Agent not less than 5 Business Days after the date on which a Loan Party or any Subsidiary of Loan Party acquires any such property after the Closing Date.

4.16 Leases. Loan Parties and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by Loan Parties or their Subsidiaries exists under any of them.

4.17 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.17 is a listing of all of Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person, provided, however, that, subject to Section 2.7 and Section 6.12, Loan Parties may amend Schedule 4.17 to add additional Deposit Accounts and/or Securities Accounts established in accordance with the terms hereof, so long as such amendment occurs by written notice to Agent not less than 20 days prior to the date on which a Loan Party or any Subsidiary of Loan Party establishes any such account after the Closing Date.

4.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Loan Parties’ good faith estimate of their and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Loan Parties to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of Loan Parties and their Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth (a) the aggregate outstanding principal amount of such Indebtedness and (b) the maturity date thereof.

4.20 Margin Stock. None of the Loan Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

4.21 Permits, Etc.. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, by such Person, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation if such suspension, revocation, impairment, forfeiture or non-renewal could reasonably be expected to result in a Material Adverse Change, and to each Loan Party’s knowledge, there is no claim that any thereof is not in full force and effect if such claim could reasonably be expected to result in a Material Adverse Change.

4.22 Material Contracts. Set forth on Schedule 4.22 is a complete and accurate list as of the Closing Date of all Material Contracts of the Loan Parties, showing the parties thereto and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Loan Party that is a party thereto and, to such Loan Party’s knowledge, all other parties thereto in accordance with its terms, and (ii) is not in default due to the action of any Loan Party or, to such Loan Party’s knowledge, any other party thereto.

4.23 Employee and Labor Matters. Except as set forth on Schedule 4.23, there is (a) no unfair labor practice complaint pending or, to any Loan Party’s knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of each Loan Party, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them, which in the case of any event described in the preceding clause (a), (b) or (c) could reasonably be expected to result in a Material Adverse Change. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except for any violation that could not reasonably be expected to result in a Material Adverse Change. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

4.24 Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (b) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, which in the case of any event described in this paragraph could reasonably be expected to result in a Material Adverse Change.

4.25 Taxes. Each Loan Party has filed, or caused to be filed, in a timely manner, all federal and all material foreign, state and other tax returns and reports required to be filed, and has paid, all federal and all foreign, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) for taxes, assessments, fees and other governmental charges in an aggregate amount not in excess of $500,000, and (b) to the extent that any of the foregoing is the subject of a Permitted Protest. There are no Liens on any properties or assets of any Loan Party imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge, except for Liens securing amounts owed for taxes, assessments, fees or other governmental charges which are the subject of a Permitted Protest.

4.26 Insurance. Each Loan Party and each of its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workers’ compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.26 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

4.27 Investment Company Act. None of the Loan Parties is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

4.28 Brokerage Fees. Parent and its Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or its Subsidiaries in connection herewith.

4.29 Noteholder Indebtedness. All Obligations (including Protective Advances only to the extent constituting Senior Indebtedness pursuant to the Intercreditor Agreement) constitute Senior Facility Obligations (as defined in the Indenture).

4.30 Inactive Subsidiaries. Except as set forth on Schedule I-1, the Inactive Subsidiaries (i) do not have assets with an aggregate fair market value in excess of $250,000 for all such Inactive Subsidiaries, (ii) do not have any material liabilities or obligations, (iii) do not have any employees (other than those incidental to maintaining their existence), and (iv) do not conduct, transact or otherwise engage in any transactions, business or operations.

5.	AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Loan Parties shall and shall cause each of their respective Subsidiaries to do all of the following:

5.1 Accounting System. Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Loan Parties also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales.

5.2 Collateral Reporting. Provide Agent, with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each Loan Party agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

5.3 Financial Statements, Reports, Certificates. Deliver to Agent, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent.

5.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor’s financial statements are not consolidated with Parent’s financial statements.

5.5 Inspection. Permit Agent and each of its duly authorized representatives or agents (accompanied by any Lender or its duly authorized representatives or agents) to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.

5.6 Maintenance of Properties. Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear, tear, and casualty excepted, so as to prevent any loss or forfeiture thereof, to the extent that such loss or forfeiture could reasonably be expected to result in a Material Adverse Change.

5.7 Taxes.

(a) File or cause to be filed, all federal and all material foreign, state and other tax returns and cause all taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Loan Party, or any Loan Party’s respective assets to be paid in full, before delinquency or before the expiration of any extension period, except (i) for taxes, assessments, fees and other governmental charges in an aggregate amount not in excess of $500,000, and (ii) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Loan Parties will and will cause all other Tax Parties to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except (1) for taxes, assessments, fees and other governmental charges in an aggregate amount not in excess of $500,000, and (2) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Loan Party has made such payments or deposits.

(b) Continue to file in a timely manner all foreign, federal, state and other material tax returns and reports required to be filed, and continue to pay, all foreign, federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon any Loan Party, or any Loan Party’s properties, income or assets otherwise due and payable, except (i) for taxes, assessments, fees and other governmental charges in an aggregate amount not in excess of $500,000, and (ii) to the extent that any of the foregoing is the subject of a Permitted Protest. Cause all information in such tax returns, reports and declarations to be complete and accurate in all material respects.

5.8 Insurance.

(a) At Loan Parties’ expense, maintain insurance respecting the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Loan Parties also shall, and shall cause each of their Subsidiaries to, maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent; provided, that, it is agreed that, the policies of insurance of the Loan Parties as in effect on the Closing Date are in amounts and with insurance companies that are satisfactory to Agent. Borrowers shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a reasonably satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever, except in the case of nonpayment of insurance premiums by the Loan Parties, in which case the insurer shall give not less than 10 days prior written notice to Agent of such cancellation.

(b) Administrative Borrower shall give Agent prompt notice of any loss exceeding $250,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Loan Parties shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $250,000. In the case of any losses payable under such insurance exceeding $250,000, no Loan Parties shall adjust any such losses payable without the consent of Agent, which consent shall not be unreasonably withheld or delayed. Following the occurrence and during the continuation of an Event of Default, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Loan Parties whatsoever in respect of such adjustments (except in the case of Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).

(c) Loan Parties will not, and will not suffer or permit its Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.8, unless Agent is included thereon as an additional insured or loss payee under a lender’s loss payable endorsement. Administrative Borrower shall notify Agent promptly whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

5.9 Locations of Equipment. Keep Loan Parties’ and their Subsidiaries’ Equipment (other than vehicles and Equipment out for repair and Equipment having an aggregate fair market value not exceeding $50,000 at any time) only at the locations identified on Schedule 4.5 and their chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Administrative Borrower may amend Schedule 4.5 or Schedule 4.7 so long as such amendment occurs by written notice to Agent not less than 20 days prior to the date on which such Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and, in the case of a change in location of a chief executive office, so long as, at the time of such written notification, the applicable Loan Party provides Agent a Collateral Access Agreement with respect thereto.

5.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.11 Leases. Pay when due all rents and other amounts payable under any material leases to which any Loan Party or any Subsidiary of a Loan Party is a party or by which any Loan Party’s or any of its Subsidiaries’ properties and assets are bound, unless (a) such payments are the subject of a Permitted Protest or (b) the failure to make such payments could not reasonably be expected to result in a Material Adverse Change.

5.12 Existence. Except as otherwise permitted by Section 6.3, at all times preserve and keep in full force and effect each Loan Party’s and each of its Subsidiaries’, valid existence and good standing in its state of formation and each other jurisdiction in which its failure to be duly qualified or licensed could reasonably be expected to result in a Material Adverse Change and, except as could not reasonably be expected to result in a Material Adverse Change, any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.13 Environmental.

(a) Keep any property either owned or operated by any Loan Party or any Subsidiary of a Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or any Subsidiary of a Loan Party and take any Remedial Actions reasonably required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any Subsidiary of a Loan Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any Subsidiary of a Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

5.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.15 Control Agreements. Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all of its Securities Accounts, Deposit Accounts, electronic chattel paper evidencing Indebtedness owing to Borrowers in an amount in excess of $25,000, investment property in an amount in excess of $25,000, and letter-of-credit rights in an amount in excess of $25,000.

5.16 Formation of Subsidiaries.

(a) At the time that any Borrower or any Guarantor forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date or any Domestic Inactive Subsidiary ceases to be an Inactive Subsidiary after the Closing Date, such Loan Party shall (i) cause such new Subsidiary or former Inactive Subsidiary to provide to Agent a joinder to this Agreement and the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary or former Inactive Subsidiary, in form and substance reasonably satisfactory to Agent, and (iii) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage); provided, however, that no Borrower or Guarantor shall be required to cause a Subsidiary which is a controlled foreign corporation as defined in Section 957 of the Internal Revenue Code (a “CFC”) to provide a joinder to this Agreement or pledge its stock (except Borrower or Guarantors must pledge 100% of the non-voting stock and 65% of the voting stock of any first-tier CFC). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16(a) shall be a Loan Document.

(b) At the time that any Borrower or any Guarantor forms any direct Foreign Subsidiary or acquires any direct Foreign Subsidiary after the Closing Date or any direct Foreign Inactive Subsidiary ceases to be an Inactive Subsidiary after the Closing Date, such Loan Party shall (i) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements and other similar foreign financing or registration statements, hypothecating 65% of the direct or beneficial voting ownership interest in such new Subsidiary or former Inactive Subsidiary and all of the direct or beneficial non-voting ownership interest in such new Subsidiary or former Inactive Subsidiary, in form and substance reasonably satisfactory to Agent, and (ii) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.16(b) shall be a Loan Document.

5.17 Further Assurances. At any time upon the reasonable request of Agent, Loan Parties shall execute or deliver to Agent, and shall cause their Subsidiaries to execute or deliver to Agent, promptly after such request, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in all of the properties and assets of Loan Parties and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real (limited to owned) or personal), to create and perfect Liens in favor of Agent in any owned Real Property acquired by Loan Parties or their Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrowers authorize Agent to execute any such Additional Documents in Loan Parties’ or their Subsidiaries’ names, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

5.18 Organizational ID Number; Commercial Tort Claims. Promptly, but in any event within 5 days, (a) upon obtaining an organizational identification number (to the extent that any Loan Party has not been issued such number on or prior to the Closing Date), notify Agent in writing and deliver an updated Schedule 4.7(c), and (b) upon obtaining any commercial tort claim, deliver an updated Schedule 4.7(d) and the other documents required under the Security Agreement.

5.19 Material Contracts. Contemporaneously with the delivery of a Compliance Certificate each fiscal quarter, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate to Agent and (b) each amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate to Agent.

5.20 Obtaining Permits, Etc. Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations where such failure to obtain, maintain, preserve or renew could reasonably be expected to result in a Material Adverse Change.

5.21 Indenture Notices.

(a) If, for the period of four consecutive fiscal quarters of the Parent ended immediately prior to the second (2nd) or third (3rd) anniversary of July 3, 2006, the Consolidated Cash Flow (as defined in the Indenture) of the Parent is less than $20,000,000 or $25,000,000, respectively, deliver to the Agent written notice thereof as soon as practicable after obtaining knowledge thereof.

(b) If the Parent receives notice from any Holder of such Holder’s intent to cause the Parent to redeem any Notes, deliver to the Agent copies of the officer’s certificates in accordance with Sections 3.11(c) and 3.11(d) of the Indenture as in effect on the date hereof, at least ten (10) Business Days prior to the date of any such redemption.

6.	NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Loan Parties will not and will not permit any of their respective Subsidiaries to do any of the following:

6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) endorsement of instruments or other payment items for deposit, and

(e) Indebtedness consisting of unsecured intercompany loans and advances among Loan Parties, subject to the terms and provisions of the Intercompany Subordination Agreement;

(f) Noteholder Indebtedness;

(g) Indebtedness in respect of indemnification obligations, surety, appeal or customs bonds incurred in the ordinary course of business of such Person, so long as such Indebtedness is not secured by any of the assets or properties of Loan Parties or any of their Subsidiaries;

(h) Indebtedness composing Permitted Investments;

(i) Indebtedness under Hedge Agreements entered into in the ordinary course of business

(j) Guaranties by any Loan Party of any Indebtedness of any other Loan Party which Indebtedness is permitted hereunder

(k) contingent obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with Permitted Dispositions;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three Business Days of notice to Borrower or the relevant Subsidiary of its incurrence and further provided that the aggregate outstanding principal amount of such Indebtedness does not exceed $500,000 at any time;

(m) purchase price adjustments in respect of working capital by any Loan Party in connection with any Permitted Acquisition, so long as the aggregate obligations in respect of such purchase price adjustments would not result in a breach of the limitations set forth in the definition of Permitted Acquisition;

(n) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

(o) Permitted Seller Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(p) Unsecured Indebtedness of Borrowers to USDS Canada, so long as such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Agent; and

(q) Unsecured Indebtedness of USDS Canada to the Borrowers, in an aggregate amount which, when taken together with any Investments made by the Borrowers in USDS Canada as permitted by clause (f) of the definition of Permitted Investments, may not exceed $1,000,000.

6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes.

(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock other than the merger of (i) a Borrower into another Borrower, (ii) a Loan Party (other than a Borrower) into another Loan Party, and (iii) a Subsidiary that is not a Loan Party into another Subsidiary that is not a Loan Party,

(b) except as permitted by clause (a) above, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); provided, however, that any Inactive Subsidiary may be wound-up, liquidated or dissolved so long as any assets of such Inactive Subsidiary at the time of such wind-up, liquidation or dissolution are transferred to a Loan Party, or

(c) except as permitted by clause (a) above, suspend or go out of a substantial portion of its or their business.

6.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of the assets of any Loan Party or any Subsidiary of a Loan Party.

6.5 Change Name. Change any Loan Party’s or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 20 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Loan Party or such Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

6.6 Nature of Business. Make any change in the nature of their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

6.7 Prepayments and Amendments.

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1 and as permitted in Section 6.7(b), optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of a Loan Party, other than the Obligations in accordance with this Agreement,

(b) Redeem any of the Notes pursuant to Section 3.11 of the Indenture; provided, however, that (i) the Parent may redeem Notes in accordance with the terms of Section 3.11 of the Indenture as in effect on the date hereof either by the issuance of equity of the Parent to the holders of the Notes or with proceeds of equity issuances of the Parent, and (ii) the Parent may redeem Notes in accordance with the terms of Section 3.11 of the Indenture as in effect on the date hereof so long as (A) it has delivered to the Agent all certificates required to be delivered by Section 5.21(b) hereof on or before the times required by such section, (B) no Obligations are outstanding hereunder, and (C) both for the period of thirty (30) days ending on the date of any redemption of Notes pursuant to Section 3.11 of the Indenture as in effect on the date hereof and immediately after giving effect to such redemption of Notes, the sum of Excess Availability plus Qualified Cash is not less than $15,000,000,

(c) Except in connection with Refinancing Indebtedness permitted by Section 6.1, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions,

(d) Except in connection with Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (c), (f) or (o) in a manner that is adverse in any material respect to the Loan Parties, the Agent or the Lenders, or

(e) (i) Amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or (ii) amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes pursuant to this clause (ii) of this paragraph (d) that, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Change.

6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9 [Intentionally Omitted].

6.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent’s Stock, of any class, whether now or hereafter outstanding.

6.11 Accounting Methods. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP).

6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts and other than accounts of the Loan Parties’ which are maintained and used solely for the Loan Parties’ payroll obligations in the ordinary course of business) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $25,000 at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, Loan Parties shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party or any Subsidiary of a Loan Party except for:

(a) transactions between or among the Loan Parties;

(b) transactions between Loan Parties or their Subsidiaries, on the one hand, and any Affiliate of Loan Parties or their Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by any Loan Party or any of Subsidiary of a Loan Party in excess of $250,000 for any single transaction or series of transactions, and (iii) are no less favorable to Loan Parties or their Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate;

(c) the payment of reasonable management fees to a Loan Party by any Subsidiary of a Loan Party formed under the laws of Canada;

(d) any Loans or Advances made by a Borrower to, or Investments by a Borrower in, USDS Canada, or Loans or Advances made by USDS Canada to a Loan Party, to the extent permitted by Sections 6.1(o), 6.1(p) and 6.12; and

(e) the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, outside directors of Parent in the ordinary course of business and consistent with industry practice.

6.14 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) to refinance certain existing Indebtedness, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

6.15 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Loan Parties or their Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, unless the aggregate book value of Inventory and/or Equipment to be stored with all bailees, warehousemen and similar parties with whom the Borrowers have not delivered a Collateral Access Agreement to Agent does not exceed $200,000 at any time.

6.16 Financial Covenants.

(a) Minimum EBITDA. Fail to achieve EBITDA, measured on a month end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$2,900,000	For the 3 month period ending March 31, 2007
$10,000,000	For the 6 month period ending June 30, 2007
$15,000,000	For the 9 month period ending September 30, 2007
$20,000,000	For the 12 month period ending December 31, 2007
$20,500,000	For the 12 month period ending March 31, 2008
$21,000,000	For the 12 month period ending June 30, 2008
$22,250,000	For the 12 month period ending September 30, 2008
$23,500,000	For the 12 month period ending December 31, 2008
$24,750,000	For the 12 month period ending March 31, 2009
$26,000,000	For the 12 month period ending June 30, 2009
$26,000,000	For each 12 month period ending thereafter

(b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2006	Fiscal Year 2007	Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011
$2,714,000	$3,137,000	$3,137,000	$3,137,000	$3,137,000	$3,137,000

6.17 Inactive Subsidiaries. (a) Permit the Inactive Subsidiaries to (i) own assets with an aggregate fair market value in excess of $250,000 for all Inactive Subsidiaries, (B) incur any material liabilities or obligations, (C) have any employees (other than those incidental to maintaining their existence), or (D) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any transactions, business or operations, in each case except as set forth on Schedule I-1.

7.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

7.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

7.2 If any Loan Party or any Subsidiary of any Loan Party

(a) fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 2.7, 3.3, 5.2, 5.3, 5.4, 5.5, 5.8, 5.12, 5.14, 5.16, 5.17, 5.21, and 6.1 through 6.17 of this Agreement or Section 6 of the Security Agreement;

(b) fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11, 5.15, 5.18, 5.19 and 5.20 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Agent;

7.3 If any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

7.4 If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

7.5 If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of a Loan Party, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing or presentation thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any Subsidiary of a Loan Party, or (e) an order for relief shall have been issued or entered therein;

7.6 If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

7.7 If one or more judgments, orders, or awards involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance as to which the insurer has accepted liability therefor in writing) shall be entered or filed against any Loan Party or any Subsidiary of any Loan Party or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Loan Party or the applicable Subsidiary;

7.8 If there is a default in one or more agreements to which any Loan Party or any Subsidiary of a Loan Party is a party with one or more third Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan Party involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party’s or Subsidiary’s obligations thereunder;

7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

7.10 If the obligation of any Guarantor under this Agreement or any other Guaranty to which such Guarantor is a party is limited or terminated by operation of law or by such Guarantor;

7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, except to the extent permitted by the terms hereof or thereof, fail or cease to create a valid and perfected first priority Lien on or security interest in the Collateral covered hereby or thereby, except as approved by the Agent in writing and except as a result of (i) a disposition of the applicable Collateral in a transaction permitted under this Agreement, (ii) the Agent’s failure to (a) file a continuation financing statement or (b) file a new financing statement or to amend an existing financing statement in the event that a new Domestic Subsidiary is formed or any Loan Party or any of its Subsidiaries changes its name or jurisdiction of organization, so long as all of the Loan Parties comply with all of their obligations under this Agreement and the other Loan Documents with respect to the formation of such Subsidiary, change of name, or jurisdiction of organization, or (iii) any action taken by the Agent which results in a release or termination of the Lien on such Collateral;

7.12 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Subsidiary of a Loan Party, or a proceeding shall be commenced by any Loan Party or any Subsidiary of a Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party or any Subsidiary of a Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any Subsidiary of a Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document;

7.13 The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Change; or

7.14 The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person.

8.	THE LENDER GROUP’S RIGHTS AND REMEDIES.

8.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Loan Parties:

(a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrowers and the Lender Group;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent’s Liens in the Collateral and without affecting the Obligations; and

(d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to any Loan Party or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Loan Party.

8.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.	TAXES AND EXPENSES.

If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.	WAIVERS; INDEMNIFICATION.

10.1 Demand; Protest; etc. Except as otherwise expressly provided herein, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Loan Party may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

10.3 Indemnification. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Loan Parties shall have no obligation to any Indemnified Person under this Section 10.3 with respect to (i) any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person, or (ii) Taxes, the indemnification for which shall be governed solely and exclusively by Section 15.11 hereof. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON (SO LONG AS NOT CONSTITUTING GROSS NEGLIGENCE AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION).

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid)

shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

If to Administrative Borrower:	Velocity Express Corporation
One Morningside Drive North
Building B Suite 300
Westport, Connecticut 06880
Attn: Ted Stone
Fax No. (952) 835-4997

with copies to:	King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attn: Robert S. Finley
Fax No. 212-556-2222

If to Agent:	Wells Fargo Foothill, Inc.
One Boston Place
18th Floor
Boston, MA 02108
Attn: Business Finance Division Manager
Fax No.: (617) 523-1697

with copies to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Frederic L. Ragucci, Esq.
Fax No.: (212) 593-5955

Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE

EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations.

(a) Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all or any portion, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b) Subject to paragraph (d) in this Section 13.1, from and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Loan Parties, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.7(a) of this Agreement.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Subject to registering the assignment pursuant to this paragraph (d), immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto. The Agent shall, on behalf of and acting solely for this purpose as the agent of the Borrowers, maintain, or cause to be maintained at its office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of the Loans (and stated interest thereon) assigned thereto (the “Registered Loans”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower at any reasonable time and from time to time upon reasonable prior notice. A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory note subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) if applicable, issue one or more new registered notes in the same aggregate principal amount as the principal amount of the surrendered registered note to the designated assignee or transferee.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Loan Parties, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Loan Parties hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections of Loan Parties or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 13.1(e) are solely for the benefit of the Lender Group, and Loan Parties shall not have any rights as third party beneficiaries of any such provisions. In addition, each Lender granting a participation under this Section 13.1(e), as agent for the Borrowers solely for these purposes, shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each participation, specifying such participant’s name, address and its entitlement to payments of principal and stated interest with respect to such participation (the “Participant Register”). A Loan may be participated in whole or in part only by registration of such participation on the Participant Register (and each note, if any, shall expressly so provide). Any participation of such Loan may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower at any reasonable time and from time to time upon reasonable prior notice.

(f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.7, disclose all documents and information which it now or hereafter may have relating to Loan Parties and their Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Loan Parties may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by any Loan Party is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Administrative Borrower (on behalf of all Loan Parties), do any of the following:

(a) increase or extend any Commitment of any Lender,

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

(d) change the Pro Rata Share that is required to take any action hereunder,

(e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(f) other than as permitted by Section 15.12, release Agent’s Lien in and to any of the Collateral,

(g) change the definition of “Required Lenders” or “Pro Rata Share”,

(h) contractually subordinate any of the Agent’s Liens, except, in connection with any Control Agreement or Collateral Access Agreement, as may be agreed to in writing by the Agent,

(i) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Loan Party from any obligation for the payment of money,

(j) amend any of the provisions of Section 2.4(b)(i) or (ii),

(k) change the definitions of Borrowing Base or the definitions of Eligible Accounts, Maximum Revolver Amount, or change Section 2.1(b), or

(l) amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

14.2 Replacement of Holdout Lender.

(a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 are solely for the benefit of Agent, and the Lenders, and Loan Parties and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Loan Parties and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Loan Parties and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Loan Parties, the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3 Liability of Agent. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Loan Parties or the books or records or properties of any of Loan Parties’ Subsidiaries or Affiliates.

15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Loan Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.

15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Loan Parties and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Loan Parties or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata

Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.

15.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders, with, so long as no Event of Default is continuing, the consent of the Administrative Borrower, such consent not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11 Withholding Taxes.

(a) Except as provided by law or otherwise in this Section 15.11, all payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. Except as provided by law or otherwise in this Section 15.11, in addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Loan Party shall comply with the penultimate sentence of this Section 15.11(a). “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender imposed by the jurisdiction in which such Lender is organized or has its principal lending office or by any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, each Loan Party agrees to pay the full amount of such Taxes to the relevant Governmental Authority and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein.

(b) Each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party will furnish to Agent as promptly as possible after the date the payment of any Tax or Other Taxes are due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Loan Party.

(c) If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and any Loan Party, to deliver to Agent:

(i) if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Loan Party (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Loan Party within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

(ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

(iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such

Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party; or

(iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party.

Each Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances that would modify or render invalid any claimed exemption or reduction and to provide updated or corrected and properly completed and executed copies of the relevant form(s). Notwithstanding any other provision of this Section 15.11, a Lender shall not be required to deliver any form pursuant to this Section 15.11(c) that such Lender is not legally able to deliver.

(d) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Loan Parties, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower.

Each Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction and to provide updated or corrected and properly completed and executed copies of the relevant form(s). Notwithstanding any other provision of this Section 15.11, a Lender shall not be required to deliver any form pursuant to this Section 15.11(d) that such Lender is not legally able to deliver.

(e) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and each Transferee harmless from and against all Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 15.11(e)) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which the Agent, any Lender or any transferee makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

The Loan Parties shall not be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of withholding tax pursuant to this Section 15.11(e) to the extent that (i) the obligation to withhold amounts with respect to the withholding tax existed on the date such Lender became a party to this Agreement or, with respect to payments to a lending office designated by such Lender after becoming a party hereto (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender (or transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the transfer, or Lender (or transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with Sections 15.11(c) or (d) above.

(f) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Loan Parties to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Loan Parties to such Lender. To the extent of such percentage amount, Agent and Loan Parties will treat such Lender’s documentation provided pursuant to Sections 15.11(c) or 15.11(d) as no longer valid. With respect to such percentage amount, such Lender may provide new documentation, pursuant to Sections 15.11(c) or 15.11(d), if applicable.

(g) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (c) or (d) of this Section 15.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(h) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of such Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(i) If the Agent or a Lender in its sole discretion determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 15.11, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 15.11 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 15.11(i) shall not be construed to require the Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person.

15.12 Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Loan Parties of all Obligations (other than Continuing Bank Product Obligations), (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Loan Party or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.13 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender; provided, that promptly after exercising such set off , such Lender shall notify the applicable Loan Party thereof. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon Loan Parties and their Subsidiaries’ books and records, as well as on representations of Loan Parties’ personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.7, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Loan Parties; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Loan Parties to Agent that has not been contemporaneously provided by Loan Parties to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Loan Parties, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

15.19 Bank Product Providers. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

16.	GUARANTY

16.1 Guarantied Obligations. Each Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until final payment in full thereof has been made, (a) the prompt payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in this Agreement and under each of the other Loan Documents.

16.2 Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of a Lender in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by any Borrower or from any source other than a Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantors hereunder.

16.3 Performance Under this Guaranty. In the event that any Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if any Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 16.1 of this Guaranty in the manner provided in this Agreement or any other Loan Document, each Guarantor immediately shall cause, as applicable, such payment to be made or such obligation to be performed, kept, observed, or fulfilled.

16.4 Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor hereby agrees that it is directly, jointly and severally with each other Guarantor and any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group, that the obligations of such Guarantor hereunder are independent of the obligations of any Borrower or any other guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against any Borrower or any other Guarantor or whether any Borrower or any other Guarantor is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against any. Borrower or any other Guarantor, or the enforcement of any Lien or realization upon any security by any member of the Lender Group. Each Guarantor hereby agrees that any release which may be given by Agent to any Borrower or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of any Borrower or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

16.5 Waivers.

(a) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under this Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under this Agreement or any other Loan Document; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

(b) To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group, to institute suit against any Borrower or to exhaust any rights and remedies which any member of the Lender Group, has or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent or the Lender Group, as applicable, by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been performed and paid in the manner provided for in the applicable Loan Documents, to the extent of any such payment) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.

(c) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(d) Each Guarantor hereby waives, until payment in full of the Obligations (i) any right of subrogation such Guarantor has or may have as against any Borrower with respect to the Guarantied Obligations; (ii) any right to proceed against any Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) any right to proceed or to seek recourse against or with respect to any property or asset of any Borrower.

(e) If any of the Guarantied Obligations or the obligations of Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group or any Bank Product Provider may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop the Lender Group and the Bank Product Providers from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor hereby is relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against any member of the Lender Group or any Bank Product Provider any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.

(f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW.

(g) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby agrees as follows:

(i) Guarantor agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower’s obligations under any other Loan Document, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents.

(ii) Guarantor waives the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower’s obligations under any Loan Document, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

16.6 Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, any member of the Lender Group may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Agreement or any other Loan Document or may grant other indulgences to any Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

16.7 No Election. The Lender Group shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

16.8 Financial Condition of Borrowers. Each Guarantor represents and warrants to the Lender Group that it is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Lender Group that it has read and understands the terms and conditions of this Agreement and each other Loan Document. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

16.9 Payments; Application. All payments to be made hereunder by each Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise, except as provided in Section 15.11) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of this Agreement.

16.10 Attorneys Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other costs and expenses which may be incurred by Agent or any other member of the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

17.	GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations or the Guarantied Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.7 Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that any non-public information regarding Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans provided by any Loan Party or Subsidiary of a Loan Party to Agent or a Lender, which individually, or when taken together with other such information provided by a Loan Party or a Subsidiary of a Loan Party to Agent or a Lender, is material, shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.7, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.7(a) shall survive for 2 years after the payment in full of the Obligations.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.8 Lender Group Expenses. Except as otherwise expressly set forth in the Fee Letter, Loan Parties agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that their obligations contained in this Section 17.8 shall survive payment or satisfaction in full of all other Obligations.

17.9 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender to identify Loan Parties in accordance with the Act.

17.10 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.11 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

VELOCITY EXPRESS, INC., a Delaware corporation

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC., a Delaware corporation

By:
Name:
Title:

VXP MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

VXP LEASING MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC., a New Jersey corporation

By:
Name:
Title:

SECURITIES COURIER CORPORATION, a New York corporation

By:
Name:
Title:

Signature Page to Credit Agreement

OLYMPIC COURIER SYSTEMS, INC., a New York corporation

By:
Name:
Title:

SILVER STAR EXPRESS, INC., a Florida corporation

By:
Name:
Title:

CLAYTON / NATIONAL COURIER SYSTEMS, INC., a Missouri corporation

By:
Name:
Title:

GUARANTORS:

VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:
Name:
Title:

CD&L, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Credit Agreement

AGENT AND LENDER:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Exhibit R-1	Form of Request for Maximum Revolver Amount Increase
Schedule A-1	Agent’s Account
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule I-1	Inactive Subsidiaries
Schedule P-1	Permitted Holders
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 2.7(a)	Cash Management Banks
Schedule 3.1	Conditions Precedent
Schedule 3.3	Conditions Subsequent
Schedule 4.5	Locations of Equipment
Schedule 4.7(a)	Jurisdictions of Organization
Schedule 4.7(b)	Chief Executive Offices
Schedule 4.7(c)	Organizational Identification Numbers
Schedule 4.7(d)	Commercial Tort Claims
Schedule 4.8(b)	Capitalization of Loan Parties
Schedule 4.8(c)	Capitalization of Loan Parties’ Subsidiaries
Schedule 4.10	Litigation
Schedule 4.14	Environmental Matters
Schedule 4.15	Intellectual Property
Schedule 4.17	Deposit Accounts and Securities Accounts
Schedule 4.19	Permitted Indebtedness
Schedule 4.22	Material Contracts
Schedule 4.23	Employee and Labor Matters
Schedule 4.26	Insurance
Schedule 5.2	Collateral Reporting
Schedule 5.3	Financial Statements, Reports, Certificates

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

“Acquisition” means the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets or Stock of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.17.

“Administrative Borrower” has the meaning specified therefor in Section 17.11.

“Advances” has the meaning specified therefor in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.13 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by Loan Parties or their Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Assignee” has the meaning specified therefor in Section 13.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any officer or employee of Administrative Borrower.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances, under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Bank Product” means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates.

“Bank Product Reserve” means, as of any date of determination, the lesser of (a) $2,000,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Administrative Borrower and its Subsidiaries in respect of Bank Products and without duplication of any Letters of Credit which have been issued for the account of the Bank Product Provider) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance, in each case, to Administrative Borrower.

“Borrowing Base” means, as of any date of determination, the result of:

(a) the lesser of:

(i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve; and

(ii) an amount equal to Borrowers’ Collections with respect to Accounts for the immediately preceding 30 day period; minus

(b) the sum of (i) the Bank Product Reserve, if any, and (ii) the aggregate amount of other reserves, if any, established by Agent under Section 2.1(b).

Notwithstanding the foregoing, no accounts receivable or other assets acquired pursuant to a Permitted Acquisition shall be included in the Borrowing Base until such time as the Agent shall have completed its business, legal, and collateral due diligence with respect to the acquired entity and/or any such acquired assets, including, without limitation, receipt by the Agent of (A) a collateral audit and review of any such acquired entity’s books and records, (B) an audit of the Accounts of any such acquired entity, and (C) a collateral takeover audit of any such acquired entity, in each case performed by an auditor reasonably acceptable to the Agent, the results of which shall be satisfactory to the Agent.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York or the state of Massachusetts, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Cash Management Account” has the meaning specified therefor in Section 2.7(a).

“Cash Management Agreements” means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

“Cash Management Bank” has the meaning specified therefor in Section 2.7(a).

“Change of Control” means (a) that any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) that a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) that, except as permitted by Section 6.3, Parent ceases to own and control, directly or indirectly, 100% of the outstanding Stock of each other Loan Party, or (d) any “Change of Control” or similar term, as defined in any of the Noteholder Documents.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Competitor” means a Person whose primary business is the same or substantially similar to the primary business of Borrowers.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Domestic Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(i) the Net Income (but not loss) of any Person that is not a Domestic Subsidiary of a Loan Party (or that is accounted for by the equity method of accounting) shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to such Person or a Domestic Subsidiary thereof or (y) such Person’s (or, subject to clause (ii), a Domestic Subsidiary of such Person’s) proportionate share of the Net Income of such other Person;

(ii) the Net Income (but not loss) of any Domestic Subsidiary of a Loan Party (or that is accounted for by the equity method of accounting) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Domestic Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(iii) the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Bank Product Obligations” has the meaning specified therefor in Section 1.4.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contribution Agreement” means the Contribution Agreement dated as of the Closing Date, among the Loan Parties, in form and substance satisfactory to Agent.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Administrative Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a

Deposit Account). With respect to each Cash Management Account, the Cash Management Agreement with respect to such Cash Management Account may constitute a Control Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to their Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5.0%.

“Disbursement Letter” means an instructional letter executed and delivered by Loan Parties to Agent and Lenders regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

“Disqualified Stock” means any Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the first date that is 91 days after which both the Maturity Date has occurred and the Notes mature; provided, that any Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first date on which both the Maturity Date has occurred and the Notes mature shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Stock are no more favorable to the holders of such Stock than the comparable provisions contained in this Agreement and the Indenture and such Stock specifically provides that such Person will not repurchase or redeem any such Stock pursuant to such provision prior to the payment in full of all Obligations and the termination of all Commitments and the Parent’s repurchase of such Notes as are required pursuant to the Indenture. The

“liquidation preference” of any Disqualified Stock shall be the amount payable thereon upon liquidation prior to any payment to holders of common Stock or, if none, the amount payable by the issuer thereof upon maturity or mandatory redemption.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means a Subsidiary formed under the laws of the United States.

“Domestic Inactive Subsidiary” means an Inactive Subsidiary formed under the laws of the United States.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, in each case, without duplication:

(i) an amount equal to any extraordinary loss realized by such Person or any of its Domestic Subsidiaries in connection with a disposition of assets, to the extent such loss was deducted in computing such Consolidated Net Income;

(ii) provision for taxes based on income or profits of such Person and its Domestic Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

(iii) the Fixed Charges of such Person and its Domestic Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(iv) depreciation and amortization (including amortization of financing fees, debt discounts and goodwill/other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Domestic Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; and

(v) any non-cash charges (including non-cash restructuring charges and non-cash compensation expense recorded in respect of the issuance or grant of Stock to officers, directors and employees of the Parent or any Domestic Subsidiary of a Loan Party, provided, that such Stock may only be redeemed at the option of the holder for Stock of the Parent (other than Disqualified Stock)) reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus,

(vi) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expenses, if the establishment of such reserve had previously decreased Consolidated Net Income), other than the accrual of revenue in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP and Regulation S-X under the Exchange Act if applicable.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Domestic Subsidiary of such Person shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that (x) the Net Income of such Domestic Subsidiary was included in calculating the Consolidated Net Income of such Person, and (y) a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Domestic Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Domestic Subsidiary or its stockholders.

In connection with acquisitions or dispositions of assets consummated subsequent to the commencement of any applicable period for purposes of calculating EBITDA, EBITDA shall be calculated for any such acquisition or disposition of assets on a pro forma basis for such period and in accordance with Regulation S-X under the Exchange Act if applicable.

“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are not payable in Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States,

(h) Accounts with respect to which the Account Debtor is a creditor of any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(n) Accounts with respect to which (as applicable) (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent; provided, that, no Person known by an assigning Lender to be a Competitor shall be an Eligible Transferee without the prior written consent of the Administrative Borrower.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any Subsidiary of a Loan Party, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or a Subsidiary of a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or a Subsidiary of a Loan Party and whose employees are aggregated with the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 7.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Loan Parties and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Loan Parties and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exempt Preferred Stock” means any issued and outstanding preferred Stock of the Parent or any Domestic Subsidiary that (a) imposes no requirement or obligation whatsoever (whether absolute, contingent or otherwise) as to the Parent’s or applicable Domestic Subsidiary’s payment of or accommodation for any mandatory dividend, guaranteed return or redemption, purchase or repurchase commitment in favor of holders thereof, excluding, in each case, any such requirements or obligations first becoming due and payable in accordance with their respective terms on a date subsequent to the Maturity Date or the Stated Maturity (as defined in the Indenture) of the Notes, and (b) provides for payment-in kind treatment of any non-mandatory dividends, accretions and distributions as may otherwise be made thereon by the Parent or applicable Domestic Subsidiary.

“Fee Letter” means that certain fee letter between Borrowers and Agent, in form and substance satisfactory to Agent.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the consolidated interest expense (subject to the exclusions relating to debt issuance costs and original issue discount as otherwise addressed in clause (c) immediately below) of such Person and its Domestic Subsidiaries for such period, whether paid or accrued, determined in accordance with GAAP;

(b) the interest component of any commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to such Person’s Hedge Agreement obligations (other than Hedge Agreement obligations with respect to commodities), but only to the extent such obligations relate to Indebtedness that is not itself a Hedge Agreement obligation;

(c) the consolidated interest expense of such Person and its Domestic Subsidiaries that was capitalized during such period, but excluding amortization of debt issuance costs and original issue discount, non-cash interest payments (but including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedge Agreement obligations in respect of interest rates;

(d) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Domestic Subsidiaries or secured by a Lien on assets of such Person or one of its Domestic Subsidiaries (whether or not such Guaranty or Lien is called upon);

(e) the product of (i) all dividend payments (other than any payments to such Person or any of its Domestic Subsidiaries and any dividends payable in the form of Qualified Stock) on any series of preferred Stock or Disqualified Stock of such Person and its Domestic Subsidiaries other than dividends payable solely in Qualified Stock of such Person or to such Person or its Domestic Subsidiary(ies), times (ii) (A) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, or (B) if the dividends are deductible by such Person for income tax purposes, one.

“Foreign Subsidiary” means a Subsidiary formed under the laws of a jurisdiction other than the United States.

“Foreign Inactive Subsidiary” means an Inactive Subsidiary formed under the laws of a jurisdiction other than the United States.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any foreign, federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantied Obligations” means the due and punctual payment, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed in such case or proceeding), fees, expenses or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Lenders or the Underlying Issuer (or any of them) in enforcing any rights under any Loan Document. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agent, the Lenders or the Underlying Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

“Guarantors” means each Person that guarantees, pursuant to Section 16, Section 5.16, or otherwise, all or any part of the Obligations, and “Guarantor” means any one of them.

“Guaranty” means (i) the guaranty of each Guarantor party to the Agreement contained in Section 16, and (ii) each guaranty executed and delivered by each Guarantor in favor of Agent for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a).

“Inactive Subsidiary” means each Subsidiary of Parent listed on Schedule I-1.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3.

“Indemnified Person” has the meaning specified therefor in Section 10.3.

“Indenture” means the Indenture, dated as of July 3, 2006, as amended from time to time in accordance with its terms and not in contravention of this Agreement or any other Loan Document, among Parent, each of its Subsidiaries party thereto as an Obligor (as defined therein), and Wells Fargo, as Trustee.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Loan Parties, each of their Subsidiaries, and Agent, the form and substance of which is satisfactory to Agent.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and among the Loan Parties, Agent and Trustee.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2 or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

“L/C” has the meaning specified therefor in Section 2.12(a).

“L/C Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Undertaking” has the meaning specified therefor in Section 2.12(a).

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Loan Parties or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations) to the extent of the fees and charges (and up to the amount of any limitation) contained in the Loan Documents or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Loan Party or any Subsidiary of a Loan Party, (h) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means an L/C or an L/C Undertaking, as the context requires.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Deadline” has the meaning specified therefor in Section 2.13(b)(i).

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.13(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means 2.50 percentage points.

“Lien” means any mortgage, deed of trust, debentures, charge, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.10.

“Loan Documents” means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Cash Management Agreements, the Control Agreements, the Contribution Agreement, the Copyright Security Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, any Mortgages, the Officers’ Certificate, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by a Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with the Agreement.

“Loan Parties” means Borrowers and Guarantors, and “Loan Party” means any one of them.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Loan Parties, taken as a whole, (b) a material impairment of a Loan Party’s ability to perform their obligations under the Loan Documents to which they are a party or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

“Material Contract” means, with respect to any Person, (i) the Noteholder Documents, (ii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any calendar year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 90 days’ notice without penalty or premium) and (iii) each other contract or agreement, the termination of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning specified therefor in Section 3.4.

“Maximum Revolver Amount” means (a) $12,000,000, or (b) upon the written request of the Parent in the form of Exhibit R-1 attached hereto, which request may be made upon delivery to the Agent, at such time as is permitted by the terms of the Intercreditor Agreement, of one or more certificates, each substantially in the form of Exhibit A attached to the Intercreditor Agreement, completed and certified by the chief financial officer of the Parent, so long as no Default or Event of Default exists or would exist either at the time of giving such written request and such certificate and both before and after giving effect to such requested increase, (i) $17,000,000, if the amount in clause (a) of the certificate most recently received by the Agent is $25,000,000, (ii) $22,000,000, if the amount in clause (a) of the certificate most recently received by the Agent is $30,000,000, or (iii) $25,000,000, if the amount in clause (a) of the certificate most recently received by the Agent is $35,000,000, as such amounts may be permanently reduced from time to time pursuant to the terms of this Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, debenture, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

“Net Cash Proceeds” means:

(a) with respect to any sale or disposition by a Loan Party or a Subsidiary of a Loan Party of property or assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of a Loan Party or a Subsidiary of a Loan Party, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents, (B) Indebtedness assumed by the purchaser of such asset and (C) the Noteholder Indebtedness) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by a Loan Party or such Subsidiary of a Loan Party in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by a Loan Party or such Subsidiary of a Loan Party in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or have been determined by such Loan Party or such Subsidiary to be payable to a Person that is not an Affiliate of a Loan Party or a Subsidiary of a Loan Party, and are properly attributable to such transaction; and

(b) with respect to the issuance or incurrence of any Indebtedness by a Loan Party or a Subsidiary of a Loan Party, or the issuance by a Loan Party or a Subsidiary of a Loan Party of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of a Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by a Loan Party or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by a Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or have been determined by such Loan Party or such Subsidiary to be payable to a Person that is not an Affiliate of a Loan Party or Subsidiary of a Loan Party, and are properly attributable to such transaction.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined, in accordance with GAAP and before any reduction in respect of preferred Stock (other than Exempt Preferred Stock) dividends, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any disposition of assets or any disposition pursuant to a Sale and Lease-Back Transaction or (ii) the disposition of any securities by such Person or any of its Domestic Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Domestic Subsidiaries; and (b) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Noteholder Documents” means the Indenture, the Senior Secured Notes and all other agreements, instruments and other documents executed or delivered pursuant to or in connection therewith.

“Noteholder Indebtedness” means the Indebtedness of the Loan Parties under the Senior Secured Notes and the Indenture.

“Noteholders” means the “Holders” or “Noteholders”, as such terms are defined in the Indenture.

“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers’ Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Officers’ Certificate” means the representations and warranties of officers form submitted by Agent to Loan Parties, together with the Loan Parties’ completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

“Originating Lender” has the meaning specified therefor in Section 13.1(e).

“Other Taxes” has the meaning specified therefore in Section 15.11(b).

“Overadvance” has the meaning specified therefor in Section 2.5.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e).

“Participant Register” has the meaning specified therefor in Section 13.1(e).

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Permitted Acquisition” means a Permitted Cash Acquisition or a Permitted Non-Cash Acquisition, as the context requires.

“Permitted Cash Acquisition” means any Acquisition as to which each of the following is applicable (a) such Acquisition does not qualify as a Permitted Non-Cash Acquisition solely because the consideration payable in respect of the proposed Acquisition includes some form of consideration other than solely the common Stock of Parent; (b) no Indebtedness that is not permitted under Section 6.1 will be incurred or assumed as a result of such Acquisition; (c) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (d) both before and immediately after giving effect to such Acquisition, Borrowers shall have Availability plus Qualified Cash in an amount not less than $15,000,000; (e) the purchase price of all Permitted Cash Acquisitions and all Permitted Non-Cash Acquisitions shall not exceed $15,000,000 during any fiscal year in the aggregate; and (f) the purchase price of all Permitted Cash Acquisitions and all Permitted Non-Cash Acquisitions shall not exceed 60,000,000 in aggregate during the term of the facility.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales or other dispositions of other Equipment and other assets having a book value not in excess of $300,000 in the aggregate in any calendar year, (c) sales of Inventory to buyers in the ordinary course of business, (d) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (e) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) any merger permitted by Section 6.3, and (g) the Permitted Sale and Leaseback.

“Permitted Holder” means the Person(s) identified on Schedule P-1.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan Party effected in the ordinary course of business or owing to a Loan Party or any Subsidiary of a Loan Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or any Subsidiary of a Loan Party, (e) Investments in intercompany loans permitted by Section 6.1, (f) Investments in USDS Canada by the Borrowers in an aggregate amount which, when taken together with the amount of Indebtedness of USDS Canada to the Borrowers as permitted by Section 6.1(q), may not exceed $1,000,000, and (g) Permitted Acquisitions.

“Permitted Liens” means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-2, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens securing Noteholder Indebtedness, but only to the extent that such Liens are subject to the Intercreditor Agreement, (m) Liens on insurance policies and the proceeds thereof securing premium financing, (n) Liens encumbering customary initial deposits and margin deposits, netting provisions and set off rights, in each case securing Indebtedness under Hedging Agreements permitted under Section 6.1, (o) Liens arising by reason of deposits necessary to qualify any Loan Party to conduct business, maintain self-insurance or comply with law, and (p) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement.

“Permitted Non-Cash Acquisition” means any Acquisition so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

(b) the assets being acquired, or the Person whose Stock is being acquired are useful in or engaged in, as applicable, the business of the Borrowers or a business reasonably related thereto,

(c) such acquisition is consensual and has been approved by the board of directors of the entity whose stock or assets are proposed to be acquired,

(d) the consideration payable in respect of the proposed Acquisition shall be composed solely of either (i) common or preferred Stock of Parent (other than Disqualified Stock), (ii) Permitted Seller Indebtedness, or (iii) a combination of common or preferred Stock of Parent (other than Disqualified Stock) and Permitted Seller Indebtedness,

(e) Parent has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and to include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent), (i) Borrowers and their Subsidiaries would have been in compliance with the financial covenants in Section 6.16 (A) for the 12 month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (B) for the 12 month period ended one year after the proposed date of consummation of such proposed Acquisition, and (ii) Parent and its Subsidiaries would have had a ratio of total Indebtedness to EBITDA not in excess of 4.5 to 1.0 for the four quarter period most recently ended, together with copies of all such historical financial statements of the Person or assets being acquired,

(f) the historical consolidated financial statements of the Person to be acquired or related to the assets to be acquired pursuant to the proposed Acquisition shall show TTM EBITDA of not less than a loss equal to 5% of such Person’s revenue for the 12 consecutive month period most recently ended on or prior to the date of the proposed Acquisition,

(g) Parent has provided Agent with forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 2 year period following the date of the proposed Acquisition (on a year by year basis, and for the 1 year period following the date of the proposed Acquisition, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

(h) Parent has provided Agent with written notice of the proposed Acquisition not less than 30 days prior to the anticipated closing date of the proposed Acquisition together with such documentation that Agent may reasonably require demonstrating that after giving effect to the proposed Acquisition, Borrowers and their Subsidiaries (taken as a whole) could not reasonably be expected to suffer a Material Adverse Change as a result of the proposed Acquisition,

(i) the subject assets or Stock, as applicable, are being acquired directly by a Borrower or a Guarantor,

(j) in the case of an Asset Acquisition, the relevant Loan Party shall have executed and delivered or authorized, as applicable, any and all documentation reasonably requested by the Agent in order to include the newly acquired assets within the Collateral hypothecated under the Loan Documents,

(k) in the case of a Stock Acquisition, the relevant Loan Party shall have (i) executed and delivered a pledge agreement respecting the Stock being acquired and shall have delivered to Agent possession of any original Stock certificates and stock powers (endorsed in blank) respecting all of the issued and outstanding shares of Stock of such acquired Person, and (ii) caused such acquired Person to execute and deliver a joinder to the Guaranty and Security Agreement (in form satisfactory to Agent), together with any and all financing statements and other documentation reasonably requested by Agent, to cause such acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the collateral hypothecated under the Loan Documents,

(l) the assets being acquired are located within the United States, or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

(m) the business and assets acquired in such Acquisition are free and clear of all Liens (other than Permitted Liens), and

(n) all such Acquisitions shall be permitted under the Noteholder Documents.

“Permitted Protest” means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on a Borrower’s or any of its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of (i) $1,000,000, plus (ii) to the extent that the Loan Parties shall acquire and/or lease certain tracking and tracing Equipment and software (the “Tracking Assets”) in substantially the manner described to the Agent in the memorandum delivered to the Agent on or prior to the Closing Date $8,500,000.

“Permitted Sale and Leaseback” means a sale and leaseback transaction (a “Sale and Leaseback”) that is in respect of Tracking Assets that are first acquired by a Borrower directly from the manufacturer, so long as:

(a) no Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Sale and Leaseback;

(b) the applicable Borrower receives fair market value for the subject Tracking Assets,

(c) 100% of the consideration received is cash and Cash Equivalents, and

(d) such Sale and Leaseback shall be fully consummated within 180 days after the acquisition by such Borrower of the applicable Tracking Assets.

“Permitted Seller Indebtedness” means unsecured Indebtedness incurred by a Loan Party in connection with the financing of all or a portion of the purchase price of a Permitted Acquisition, provided that each of the following conditions is satisfied as determined by the Agent: (i) such Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Agent, (ii) the Agent shall have received not less than seven (7) days prior written notice of the intention of such Loan Party to incur such Indebtedness, which notice shall set forth in detail reasonably satisfactory to the Agent the amount of such Indebtedness, the interest rate, the maturity date with respect thereto and such other information as the Agent may request with respect thereto, (iii) the Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) no agreement, document or instrument evidencing or otherwise related to such Indebtedness shall contain any schedule of repayments or financial covenants, (v) the maturity date of such Indebtedness shall occur at least six months after the Maturity Date, and (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances,

(b) with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances, and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7), the percentage obtained by dividing (i) such Lender’s Revolver Commitment, by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender’s Advances plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

“Protective Advance” has the meaning specified therefor in Section 2.3(d)(i).

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 180 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Stock” shall mean all Stock of a Person other than Disqualified Stock of such Person.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Loan Party or any Subsidiary of a Loan Party.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) the terms and conditions of such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended (other than in respect of the inclusion therein of accrued and unpaid fees, expenses, interest and/or premiums), (b) such refinancings, renewals, or extensions do not result in an increase by more than 300 basis points in the interest rate with respect to the Indebtedness so refinanced, renewed, or extended, (c) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Loan Parties, (d) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (e) the Indebtedness that is refinanced, renewed, or extended is non recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning specified therefor in Section 13.1(d).

“Registered Loans” has the meaning specified therefor in Section 13.1(d).

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 14.2(a).

“Report” has the meaning specified therefor in Section 15.17.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $13,000,000.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Risk Participation Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“Sale and Leaseback” has the meaning specified therefor in the definition of “Permitted Sale and Leaseback.”

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Security Agreement” means a security agreement, in form and substance satisfactory to Agent, executed and delivered by Loan Parties to Agent.

“Senior Secured Notes” means the senior secured notes, due 2010, issued on July 3, 2006, by Parent, payable to the order of the Noteholders, in an initial principal amount of $78,205,000.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i).

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i).

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Stock” means all shares, options, warrants, equity interests, equity participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b).

“Swing Loan” has the meaning specified therefor in Section 2.3(b).

“Taxes” has the meaning specified therefor in Section 15.11(a).

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Tracking Assets” has the meaning specified therefore in the definition of “Permitted Purchase Money Indebtedness.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transaction Documents” means the Loan Documents and the Noteholder Documents.

“Trustee” means Wells Fargo, in its capacity as trustee for the Noteholders.

“TTM EBITDA” means, as of any date of determination, EBITDA of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended.

“Underlying Issuer” means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

“Underlying Letter of Credit” means a letter of credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“USDS Canada” means USDS Canada Ltd., a corporation incorporated under the Canada Business Corporations Act.

“Voidable Transfer” has the meaning specified therefor in Section 16.6.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFF” means Wells Fargo Foothill, Inc., a California corporation.

Schedule 3.1

The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before December 22, 2006;

(b) Agent shall have received a letter duly executed by each Loan Party authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;

(c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements, and evidencing the absence of any other Liens on the Collateral, other than Liens acceptable to Agent;

(d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i) the Agreement,

(ii) the Cash Management Agreements,

(iii) the Contribution Agreement,

(iv) the Control Agreements,

(v) the Disbursement Letter,

(vi) the Fee Letter,

(vii) the Intercompany Subordination Agreement,

(viii) the Security Agreement,

(ix) the Intercreditor Agreement, and

(x) the Trademark Security Agreement;

(e) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Transaction Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(f) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

(g) Agent shall have received a certificate of status with respect to each Loan Party (other than those certificates set forth in item (c) of Schedule 3.3), dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(h) Agent shall have received certificates of status with respect to each Loan Party (other than those certificates set forth in item (d) of Schedule 3.3), each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed could reasonably be expected to result in a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(i) Agent shall have received a certificate of insurance, together with the endorsements thereto, (including loss payable endorsements) as are required by Section 5.8, the form and substance of which shall be satisfactory to Agent;

(j) Agent shall have received Collateral Access Agreements with respect to the Loan Parties’ chief executive office(s) located at (i) One Morningside Drive, Westport, CT 06880, (ii) 80 Wesley Street, South Hackensack, NJ 07606, and (iii) 2600 Southwest Freeway, Houston, TX 77098 (or, in lieu of any of the foregoing, a rent reserve shall have been established against the Borrowing Base by the Agent in accordance with Section 2.1(b) of this Agreement in an amount not greater than three (3) times the total monthly rent for such location);

(k) Agent shall have received an opinion of Loan Parties’ counsel in form and substance satisfactory to Agent;

(l) (i) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees, costs and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents and (ii) all liabilities of the Loan Parties shall be at a level and are aged consistent with their historical practices, provided, that Agent shall have received evidence satisfactory to the Agent that the cash used in the calculation of Required Availability is on deposit in one or more bank accounts of the Borrowers, and Administrative Borrower shall deliver to Agent a certificate of the chief financial officer of Administrative Borrower certifying as to the matters set forth above and containing a calculation of Required Availability;

(m) Agent shall have received a certificate of the chief financial officer of each Loan Party certifying (i) as to the truth and accuracy of the representations and warranties of each Loan Party contained in Section 4 of the Agreement, (ii) the absence of any Defaults or Events of Default, and (iii) that after giving effect to the incurrence of Indebtedness under the Agreement and the other transactions contemplated thereby, each Loan Party is Solvent;

(n) Agent shall have completed its business, legal, and collateral due diligence, including, without limitation, (i) a collateral audit and review of Borrowers’ and their Subsidiaries’ books and records and verification of Borrowers’ representations and warranties to the Lender Group, (ii) review of all of Loan Parties’ Material Contracts, the results of which shall be satisfactory to Agent, (iii) a review of a schedule of all outstanding litigation of Loan Parties, the results of which shall be satisfactory to Agent, and (iv) a review of Loan Parties’ labor matters, the results of which shall be satisfactory to Agent;

(o)Agent shall have received completed reference checks with respect to Loan Parties’ senior management, the results of which are satisfactory to Agent in its sole discretion;

(p) Agent shall have received a set of Projections of Parent and its Subsidiaries for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

(q) Agent shall have received a fully executed copy of an amendment to the Indenture in form and substance satisfactory to the Agent;

(r) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(s) Agent shall have received copies of each Material Contract, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof and that such Material Contracts remain in full force and effect and that none of the Loan Parties is in breach or default in any of its obligations under such Material Contracts;

(t) Loan Parties and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Loan Parties or their Subsidiaries of the Transaction Documents or with the consummation of the transactions contemplated thereby;

(u) there shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any Governmental Authority which relates to the transactions contemplated by the Loan Documents or which, in the opinion of any Lender, has any reasonable likelihood of having a material adverse effect on (A) the ability of Loan Parties to perform their obligations under the Loan Documents, or (B) the ability of Lenders to enforce the Loan Documents;

(v) Agent shall have received the memorandum referred to in the definition of “Permitted Purchase Money Indebtedness” which describes the manner in which the Loan Parties shall acquire and/or lease certain tracking and tracing Equipment and software; and

(w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

Schedule 3.3

(a) within 60 days after the Closing Date, the Agent shall have received reasonably satisfactory evidence from the Borrowers that Corporate Express Distribution Services, Inc. (A) has been wound-up, liquidated or dissolved and any assets of Corporate Express Distribution Services, Inc. at the time of such wind-up, liquidation or dissolution have been transferred to a Loan Party, (B) no longer has any obligations whatsoever, including, without limitation, as a Subsidiary Guarantor (as defined in the Indenture), or (C) has become a party to this Agreement and the other applicable Loan Documents in accordance with Section 5.16 hereof;

(b) within 30 days after the Closing Date, the Agent shall have received reasonably satisfactory evidence from the Borrowers that the Deposit Account at Bank of America, N.A., account number 942-9168368, has been closed;

(c) within 30 days after the Closing Date, Agent shall have received a certificate of status with respect to following entities, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction:

(i) CD&L, Inc.,

(ii) Olympic Courier Systems, Inc.,

(iii) Securities Courier Corporation,

(iv) Silver Star Express, Inc., and

(v) Velocity Express Corporation;

(d) within 30 days after the Closing Date, Agent shall have received from the Loan Parties certificates of status with respect to the following entities in the following jurisdictions, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of such jurisdictions, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions, as well as such certificates from any other jurisdictions, if any, which any Loan Party’s failure to be duly qualified or licensed could reasonably be expected to result in a Material Adverse Change, to the extent not provided prior to the Closing Date:

(i) CD&L, Inc.,

(A) New Jersey,

(ii) Clayton/National Courier Systems, Inc.,

(A) California,

(B) Arizona, and

(C) Washington,

(iii) Click Messenger Service, Inc.,

(A) New Hampshire,

(B) Pennsylvania, and

(C) Vermont,

(iv) Olympic Courier Systems, Inc.,

(A) Massachusetts,

(v) Securities Courier Corporation,

(A) New Jersey,

(B) Maryland,

(C) Pennsylvania, and

(D) Washington, D.C.,

(vi) Silver Star Express, Inc.,

(A) Arkansas,

(B) Georgia,

(C) Indiana,

(D) Louisiana,

(E) Maryland,

(F) New York,

(G) New Jersey,

(H) North Carolina,

(I) Ohio,

(J) Oklahoma,

(K) Pennsylvania,

(L) South Carolina,

(M) Tennessee,

(N) Texas, and

(O) Washington, D.C.,

(vii) Velocity Express Corporation,

(A) Minnesota, and

(B) Connecticut,

(viii) Velocity Express, Inc.,

(A) Arkansas,

(B) Arizona,

(C) California,

(D) Maryland,

(E) Minnesota,

(F) New Hampshire,

(G) New Mexico,

(H) North Dakota,

(I) Pennsylvania,

(J) Rhode Island,

(K) Tennessee,

(L) Virginia, and

(M) Vermont,

(ix) Velocity Express Leasing, Inc.,

(A) California,

(B) Colorado,

(C) District of Columbia,

(D) Kansas,

(E) Maryland,

(F) Massachusetts,

(G) Minnesota,

(H) New Hampshire,

(I) New Mexico,

(J) North Dakota,

(K) Oklahoma,

(L) Pennsylvania,

(M) Rhode Island,

(N) Tennessee,

(O) Virginia, and

(P) Vermont,

(x) VXP Mid-West, Inc.,

(A) Illinois;

(e) within 5 Business Days after the Closing Date, Agent shall have received from the Loan Parties, all certificates representing any of the Pledged Interests (as defined in the Security Agreement), together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such the applicable Loan Party;

(f) within 30 days after the Closing Date, Agent shall have received an opinion of Loan Parties’ local Florida counsel in form and substance reasonably satisfactory to Agent; and

(g) within 30 days after the Closing Date, Agent shall have received either (i) an opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent, stating that in the opinion of such counsel, based solely upon such counsel’s review of the books and records of the Loan Parties, the ownership of each Loan Party (other than the Parent) conforms to the ownership for such Loan Party set forth on Schedule 4.8(b) as delivered on the Closing Date, or (ii) other evidence reasonably satisfactory to the Agent that the ownership of each Loan Party (other than the Parent) conforms to the ownership for such Loan Party set forth on Schedule 4.8(b) as delivered on the Closing Date.

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly	(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records.

Monthly (no later than the 15th day of each month)

(b) a Borrowing Base Certificate,

(c) a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(d) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(e) a detailed report regarding Borrowers’ and their Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash,

Monthly (no later than the 20th day of each month)	(f) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrowers’ general ledgers.

Monthly (no later than the 30th day of each month)

(g) a reconciliation of Accounts and trade accounts payable of Borrowers’ general ledger accounts to their monthly financial statements including any book reserves related to each category.

(h) a summary aging, by vendor, of Borrowers’ and their Subsidiaries’ accounts payable and any book overdrafts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

Annually	(i) a detailed list of Borrowers’ and their Subsidiaries’ customers, with address and contact information.

Upon request by Agent

(j) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ and their Subsidiaries’ Accounts,

(k) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time,

(l) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may reasonably request, and

(m) a report regarding each Loan Parties’ and their Subsidiaries’ accrued, but unpaid taxes and ad valorem taxes.

Schedule 5.3

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (50 days in the case of a month that is the end of one of Parent’s fiscal quarters) after the end of each month during each of Parent’s fiscal years,

(a) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such period, and

(b) a Compliance Certificate.

as soon as available, but in any event within 120 days after the end of each of Parent’s fiscal years,

(c) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(d) a Compliance Certificate.

as soon as available, but in any event within 30 days prior to the start of each of Parent’s fiscal years,	(e) copies of Parent’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the financial performance of Parent during the period covered thereby.

if and when filed by any Loan Party,

(f) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, if any,

(g) any other filings made by any Loan Party with the SEC, if any, and

(h) any other information that is provided by any Loan Party to its shareholders generally.

promptly, but in any event within 5 days after a Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that Loan Parties propose to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Loan Party or any Subsidiary of a Loan Party,	(j) notice of all actions, suits, or proceedings brought by or against any Loan Party or any Subsidiary of a Loan Party before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly, but in any event within 5 days after a Loan Party has knowledge that (i) any local, state or federal Governmental Authority has successfully asserted and established that the independent contractors of any Loan Party were mis-classified and that they are actually employees of such Loan Party, (ii) any local, state or federal Governmental Authority has successfully asserted that any Loan Party has violated the independent contractor model of such jurisdiction, or (iii) any Loan Party has entered into a settlement agreement with any local, state or federal Government Authority with respect to the status of the independent contractors of such Loan Party, but, with respect to each of	(k) notice of such event or condition and a statement of the curative action that Loan Parties propose to take with respect thereto.

the events described in clause (i), (ii) or (iii) above, only if such event is reasonably likely to result in a Material Adverse Change or such event is reasonably likely to result in liability to the Loan Parties in excess of $500,000.

promptly, but in any event within 5 days after a Loan Party has knowledge of any labor negotiations or strikes or termination or cancellation of any Material Contract,	(l) notice of such event or condition and a statement of the curative action that Loan Parties propose to take with respect thereto.

upon the request of Agent,	(m) any other information reasonably requested relating to the financial condition of Loan Parties or their Subsidiaries.

Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made this 22 day of December, 2006, among the Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as administrative agent (together with its successors and assigns in such capacity, “Agent”) for the Lender Group (as defined in the Credit Agreement referred to below) and the Bank Product Provider (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof,

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Provider in connection with the transactions contemplated by the Credit Agreement, this Agreement and the other Loan Documents (as defined in the Credit Agreement), and

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral (as defined below) in order to secure the prompt and complete payment, observance and performance of, among other things, (a) all of the present and future obligations of Grantors arising from this Agreement, the Credit Agreement, and the other Loan Documents, including under any Guaranty (as defined in the Credit Agreement), (b) all Bank Product Obligations (as defined in the Credit Agreement), and (c) all Obligations (as defined in the Credit Agreement) of Borrowers, including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding (as defined in the Credit Agreement), regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding (clauses (a), (b), and (c) being hereinafter referred to as the “Secured Obligations”).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in the Code).

(b) “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

(c) “Agent’s Lien” has the meaning specified therefor in the Credit Agreement.

(d) “Bank Product Obligations” has the meaning specified therefor in the Credit Agreement.

(e) “Bank Product Provider” has the meaning specified therefor in the Credit Agreement.

(f) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(g) “Borrower” has the meaning specified therfor in the recitals to this Agreement.

(h) “Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

(i) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(j) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(k) “Collateral” has the meaning specified therefor in Section 2.

(l) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto (“Commercial Tort Claims”).

(m) “Copyrights” means works of authorship (whether or not published, and whether or not copyrightable), copyrights and copyright registrations, including the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, and (i) all reissues, restorations, reversions, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

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(n) “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Copyrights.

(o) “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(p) “Deposit Account” means any deposit account (as that term is defined in the Code).

(q) “Equipment” means equipment (as that term is defined in the Code).

(r) “Event of Default” has the meaning specified therefor in Section 7 of the Credit Agreement.

(s) “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, rights in programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, rights in computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(t) “Grantor” and “Grantors” has the meaning specified therefor in the recitals to this Agreement.

(u) “Guaranty” has the meaning specified therefor in the Credit Agreement.

(v) “Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

(w) “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, confidential and proprietary information, trade secrets and know-how (including processes, schematics, databases, formulae, drawings, prototypes, models, designs, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), all computer software, Internet web sites, and all other intellectual property or proprietary rights and claims or causes of action arising out of or related to an infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

(x) “Intellectual Property Licenses” means all rights under or interest in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Lender Group’s rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

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(y) “Inventory” means inventory (as that term is defined in the Code).

(z) “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following regardless of whether classified as investment property under the Code: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(aa) “Lender Group” has the meaning specified therefor in the Credit Agreement.

(bb) “Loan Document” has the meaning specified therefor in the Credit Agreement.

(cc) “Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents (as that term is defined in the Code) and, in any event, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(dd) “Obligations” has the meaning specified therefor in the Credit Agreement.

(ee) “Patents” means inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, and (i) all reissues, continuations, continuations-in-part, substitutes, extensions or renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of each Grantor’s rights corresponding thereto throughout the world.

(ff) “Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Patents.

(gg) “Permitted Liens” has the meaning specified therefor in the Credit Agreement.

(hh) “Person” has the meaning specified therefor in the Credit Agreement.

(ii) “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by a Grantor after the Closing Date; provided, that, no Person formed under the laws of a jurisdiction other than the United States which is not directly owned by a Loan Party (each such person, an “Indirect Foreign Subsidiary”) shall be a Pledged Company.

(jj) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock of any Person other than an Indirect Foreign Subsidiary, now or hereafter owned by such Grantor,

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regardless of class or designation, including, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Stock be registered in the name of Agent or any of its nominees, the right to receive any certificates representing any of the Stock and the right to require that such certificates be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(kk) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

(ll) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(mm) “Pledged Note Addendum” means a Pledged Note Addendum substantially in the form of Exhibit E to this Agreement.

(nn) “Pledged Notes” has the meaning specified therefor in Section 5(h).

(oo) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(pp) “Proceeds” has the meaning specified therefor in Section 2.

(qq) “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(rr) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(ss) “Security Interest” has the meaning specified therefor in Section 2.

(tt) “Secured Obligations” has the meaning specified in the recitals to this Agreement.

(uu) “Securities Account” means a securities account (as that term is defined in the Code).

(vv) “Stock” has the meaning specified therefor in the Credit Agreement

(ww) “Supporting Obligations” means Supporting Obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property.

(xx) “Trademarks” means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, and other indicia of origin, including the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and

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payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(yy) “Trademark Security Agreement” means each Trademark Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit D attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Trademarks.

(zz) “URL” means “uniform resource locator,” an internet web address.

2. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing security interest (hereinafter referred to as the “Security Interest”) in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) all of such Grantor’s interest with respect to any Deposit Account;

(e) all of such Grantor’s Equipment and fixtures;

(f) All of such Grantor’s General Intangibles;

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property;

(i) all of such Grantor’s Negotiable Collateral;

(j) all of such Grantor’s rights in respect of Supporting Obligations;

(k) all of such Grantor’s interest with respect to any Commercial Tort Claims;

(l) all of such Grantor’s money, Cash Equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Agent or any other member of the Lender Group; and

(m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all

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proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any of such Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement.

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include in the case of a Foreign Subsidiary, more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).

The Grantors agree that the pledge of the shares of Stock of any Pledged Company who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Agent, which pledge agreements will provide for the pledge of such shares of Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Stock, the Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Stock.

3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent

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or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses in the ordinary course, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until Agent shall notify the applicable Grantor of Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.

(b) Schedule 7 attached hereto sets forth all Real Property owned by Grantors as of the Closing Date.

(c) Such Grantor is the sole legal and beneficial owner, or exclusive or non-exclusive licensee, of all Intellectual Property rights that are necessary to the conduct of its business as currently conducted. As of the Closing Date, (i) such Grantor has no ownership interest in, or title to, any Copyrights, Patents or Trademarks that are registered or the subject of pending applications for registrations, except as set forth on Schedules 2(a), 4(a) and 6(a), respectively, attached hereto; (ii) such Grantor has no ownership interest in, or title to, any Copyrights, Patents or Trademarks that are material to such Grantor’s businesses as currently conducted and that are not registered or the subject of pending applications for registrations, except as set forth in Schedules 2(b), 4(b) and 6(b), respectively, attached hereto; and (iii) such Grantor is not a party to any Intellectual Property Licenses, except as set forth on Schedule 3 attached hereto. This Agreement is effective to create a valid and continuing Lien on such Grantor’s Copyrights, Patents and Trademarks and all of its rights and interests in and to any Intellectual Property Licenses. Upon the filing of the Copyright Security Agreement with the United States Copyright Office and the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interest in each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2(a) attached hereto which have been registered with the United States Copyright Office.

(d) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto. Upon the making of such filings, Agent shall have a first priority (subject only to Permitted Liens) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

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(e)(i) Except for the Security Interest created hereby, each Grantor is, and unless otherwise permitted by the Loan Documents, will at all times be, the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary to perfect, establish the first priority (subject only to Permitted Liens) of, or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor represents and warrants that the Pledged Interests issued pursuant to any such agreement are (x) securities for purposes of Article 8 of the Code, (y) investment company securities within the meaning of Section 8-103 of the Code and (z) evidenced by a certificate.

(f) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(g) [Intentionally Omitted].

(h) There is no default, breach, violation or event of acceleration existing under any promissory note (as defined in the Code) constituting Collateral and pledged hereunder (the “Pledged Notes”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under the Pledged Notes. Such Grantor, if it is an obligee under a Pledged Note, has not expressly or intentionally waived any default, breach, violation or event of acceleration under such Pledged Notes. The proceeds of the loans evidenced by the Pledged Notes have been fully disbursed and such Grantor has no obligation to make any future advances or other disbursements under or in respect of the Pledged Notes. A true, correct and complete list of the Pledged Notes is set forth on Schedule 9.

(i) Each Grantor has made in good faith and in accordance with the procedures and regulations of the United States Copyright Office and the United States Patent and Trademark Office, as applicable, all payments, filings and recordations necessary to protect and maintain its interest in the Intellectual Property rights identified on Schedules 2(a), 4(a) and 6(a) in the United States in a manner sufficient to claim in the public record such Grantor’s ownership thereof, including (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including all applications for registration of such Intellectual Property rights.

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(j) Except as set forth on Schedules 2, 4 or 6, no claim has been made in writing and is continuing or, to the best of each Grantor’s knowledge, threatened that the use by any Grantor of any Intellectual Property rights that are material to the conduct of its business does or may violate the Intellectual Property rights of any Person. To the best of each Grantor’s knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property rights contained on Schedules 2, 4 or 6.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent and the Lender Group that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 hereof:

(a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of Agent and in accordance with Section 8 hereof, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers endorsed in blank as shall be requested by Agent; provided, however, that the Grantors shall not have to deliver physical possession to Agent of any such Negotiable Collateral, Investment Related Property, or Chattel Paper (the “Non-delivered Possessory Collateral”) with a fair market value of less than $25,000, so long as the fair market value of all such Non-delivered Possessory Collateral does not exceed $100,000 in the aggregate.

(b) Chattel Paper.

(i) Except as otherwise provided in Section 5.15 of the Credit Agreement, each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Foothill, Inc., as Agent for the benefit of the Lender Group and the Bank Product Provider”.

(c) Control Agreements.

(i) Except to the extent otherwise permitted by the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for such Grantor; and

(ii) Except to the extent otherwise permitted by the Credit Agreement, each Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

(d) Letter of Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit in an amount greater than $25,000 shall promptly (and in any event within 2 Business Days after becoming a beneficiary), notify Agent thereof and, upon the request by Agent, enter into a tri-party agreement

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with Agent and the issuer or confirmation bank with respect to letter-of-credit rights (as that term is defined in the Code) assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance reasonably satisfactory to Agent.

(e) Commercial Tort Claims. Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof), notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of Agent, promptly amend Schedule 1 to this Agreement, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things reasonably deemed necessary by Agent to give Agent a first priority, perfected security interest in any such Commercial Tort Claim.

(f) Government Contracts. If any Account or Chattel Paper, in an aggregate amount in excess of $500,000, arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Provider, and notice thereof given under the Assignment of Claims Act or other applicable law.

(g) Intellectual Property.

(i) Upon request of Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to evidence Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall have the duty, to the extent material to or economically desirable in the operation of such Grantor’s business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is material to the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is material to or economically desirable in the operation of such Grantor’s business without the prior written consent of Agent;

(iii) Grantors acknowledge and agree that the Lender Group shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrowers and shall be chargeable to the Loan Account;

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(iv) In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof. Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof; and

(v) With respect to the Intellectual Property rights that are material to the conduct of Grantors’ businesses, each Grantor agrees to take all necessary steps to protect each such Intellectual Property right. Each Grantor hereby agrees to take corresponding steps with respect to each new or acquired Intellectual Property right to which it or any of its Subsidiaries is now or later becomes entitled that are material to the conduct of their businesses. Any expenses incurred in connection with such activities shall be borne solely by such Grantor.

(h) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 2 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) Any time after an Event of Default has occurred and is continuing, all sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by such Grantor in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall promptly deliver it forthwith to Agent’s in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each material notice or other communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction (other than any restrictions imposed by law) with respect to any Pledged Interests other than pursuant to the Loan Documents;

(v) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof; and

(vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor covenants that the Pledged Interests issued pursuant to any such agreement shall be (i) represented by a certificate, (ii) deemed a “security” within the meaning of Article 8 of the Code and (iii) shall be governed by Article 8 of the Code.

(i) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within 2 Business Days of acquisition) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group and the Bank Product Provider, a first priority (subject only to Permitted Liens) Mortgage on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

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(j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.

(k) Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code), or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of Agent and in accordance with Section 8 hereof, promptly execute such other documents and instruments, or if applicable, deliver such Chattel Paper, other documents, instruments or certificates evidencing any Investment Related Property in accordance with Section 6 hereof and do such other acts or things reasonably deemed necessary by Agent to protect Agent’s Security Interest therein.

(l) Pledged Notes.

(i) If any Grantor shall receive or become entitled to receive any Pledged Note after the Closing Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Note Addendum (substantially in the form of Exhibit E hereto) identifying such Pledged Note;

(ii) No Grantor will waive or release any obligation of any party to the Pledged Notes without the prior consent of Agent;

(iii) No Grantor will take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes;

(iv) Each Grantor shall give Agent copies of all notices (including notices of default) given or received with respect to any Pledged Note promptly after giving or receiving such notice; and

(v) Without Agent’s prior written consent, each Grantor shall not, and shall not agree to, assign or surrender its rights and interests under any Pledged Note with a principal amount greater than $100,000, nor terminate, cancel, modify, change, supplement or amend any such Pledged Note.

(m) Motor Vehicles. Upon request of Agent, with respect to all motor vehicles owned by any Grantor, Grantor shall deliver to Agent, a certificate of title for all such motor vehicles and shall cause those title certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

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(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder.

8. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action that Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor hereby authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor hereby authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction with respect to the Collateral.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9. Agent’s Right to Perform Contracts. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could.

10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement or any other Loan Document, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, endorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

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(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent on behalf of the Lender Group and the Bank Product Provider shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group and the Bank Product Provider, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that such Grantor’s Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Provider, or that Agent has a security interest therein, and (b) collect such Grantor’s Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

14. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the

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advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

15. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with prior notice (unless such Event of Default is an Event of Default set forth in Section 7.4 or Section 7.5 of the Credit Agreement, in which case no such notice need be provided) to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent as such Grantor’s true and lawful attorney-in-fact and grants to Agent an IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Lender Group or the value of the Pledged Interests.

16. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains equipment, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Administrative Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned or licensable by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

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(c) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, to the extent permitted by applicable law, Agent shall have the right to an immediate writ of possession without notice of a hearing. To the extent permitted by applicable law, Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

17. Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

18. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

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20. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Grantors to which such amendment applies.

21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each Grantor, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent will file or authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Advances or other loans made by any Lender to Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Provider, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

23. Governing Law.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).

(c) AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24. New Subsidiaries. Pursuant to Section 5.16 of the Credit Agreement, any new direct or indirect Domestic Subsidiary (whether by acquisition or creation) of any Loan Party is required to enter into this Agreement by executing and delivering in favor of Agent a supplement to this Agreement in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

25. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Lender Group and the Bank Product Provider.

26. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

19

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or payment in full of the Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be paid or cash collateralized at such time or as a condition to the termination of the Credit Agreement and the termination of the Agent’s Liens on the Collateral and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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20

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:

VELOCITY EXPRESS, INC., a Delaware corporation

By:
Name:	Edward W. Stone
Title:	Chief Financial Officer

VELOCITY EXPRESS LEASING, INC., a Delaware corporation

By:
Name:
Title:

VXP MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

VXP LEASING MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC., a New Jersey corporation

By:
Name:
Title:

Signature Page to Security Agreement

SECURITIES COURIER CORPORATION,
a New York corporation

By:
Name:
Title:

OLYMPIC COURIER SYSTEMS, INC., a New York corporation

By:
Name:
Title:

SILVER STAR EXPRESS, INC., a Florida corporation

By:
Name:
Title:

CLAYTON / NATIONAL COURIER SYSTEMS, INC., a Missouri corporation

By:
Name:
Title:

VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

CD&L, INC., a Delaware corporation

By:
Name:
Title:

AGENT:

WELLS FARGO FOOTHILL, INC., a California corporation

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 1

COMMERCIAL TORT CLAIMS

[include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the Code]

SCHEDULE 2

COPYRIGHTS

Schedule 2(a)

Schedule 2(b)

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS

Schedule 4(a)

Schedule 4(b)

SCHEDULE 5

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

SCHEDULE 6

TRADEMARKS

Schedule 6(a)

Schedule 6(b)

SCHEDULE 7

OWNED REAL PROPERTY

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor                                Jurisdictions

SCHEDULE 9

PLEDGED NOTES

ANNEX 1 TO SECURITY AGREEMENT

FORM OF SUPPLEMENT

Supplement No.              (this “Supplement”) dated as of             , 20    , to the Security Agreement dated as of December __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and Wells Fargo Foothill, Inc., a California corporation. in its capacity as Agent for the Lender Group and the Bank Product Provider (together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of December     , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement;

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make and/or maintain certain financial accommodations to Borrower; and

WHEREAS, pursuant to Section 5.16 of the Credit Agreement, new direct or indirect Domestic Subsidiaries of any Loan Party, must execute and deliver to Agent certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group and the Bank Product Provider.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 24 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that after giving effect to this supplement, the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in and security title to all assets of such New Grantor of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 7, “Owned Real Property,” Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions”, Schedule 9, “Pledged Notes” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, and Schedule 9 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

2. Each New Grantor represents and warrants to Agent, the Lender Group and the Bank Product Provider that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

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4

IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:

[ ], a [ ]

By:
Name:
Title:

[ ], a [ ]

By:
Name:
Title:

AGENT:

WELLS FARGO FOOTHILL, INC., a California corporation

By:
Name:
Title:

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this      day of December, 2006, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (together with its successors and assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Provider, that certain Security Agreement dated as of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Provider, this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority (subject only to Permitted Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and rights in and to Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, restorations, reversions, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. In accordance with the provisions of the Security Agreement, Grantors shall give Agent prompt notice in writing of any additional United States copyright registrations or applications therefor after the date hereof. Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Loan Document refer to this Copyright Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or payment in full of the Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be paid or cash collateralized at such time or as a condition to the termination of the Credit Agreement and the termination of the Agent’s Liens on the

7

Collateral and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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8

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

[ ], a [ ]

By:
Name:
Title:

[ ], a [ ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

WELLS FARGO FOOTHILL, INC., as Agent

By:
Name:
Title:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this      day of December, 2006, among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Wells Fargo Foothill, Inc., in its capacity as administrative agent for the Lender Group and the Bank Product Provider (together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Provider, that certain Security Agreement dated as of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Provider, this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority (subject only to Permitted Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a) all of its Patents and rights in and to Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations, continuations-in-part, substitutions, extensions or renewals of, and improvements on, all of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. In accordance with the provisions of the Security Agreement, if any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Patent Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Loan Document refer to this Patent Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or payment in full of the Obligations shall mean the payment in

3

full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be paid or cash collateralized at such time or as a condition to the termination of the Credit Agreement and the termination of the Agent’s Liens on the Collateral and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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4

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

[ ], a [ ]

By:
Name:
Title:

[ ], a [ ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

WELLS FARGO FOOTHILL, INC., as Agent

By:
Name:
Title:

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

Patent Registrations/Applications

Grantor	Country	Patent No.	Title	Filing Date	Filing Status

Patents Not Currently In Use

Patent Licenses

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                               , 20    , is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Wells Fargo Foothill, Inc., as Agent. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement or the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[ ], a [ ]

By:
Name:
Title:

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this      day of December, 2006, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrowers as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Provider, that certain Security Agreement dated as of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Provider, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority (subject only to Permitted Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and rights in and to Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations, extensions, modifications or renewals of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. In accordance with the provisions of the Security Agreement, if any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Trademark Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement or any other Loan Document refer to this Trademark Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Loan

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Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Trademark Security Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or payment in full of the Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be paid or cash collateralized at such time or as a condition to the termination of the Credit Agreement and the termination of the Agent’s Liens on the Collateral and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

[ ], a [ ]

By:
Name:
Title:

[ ], a [ ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

WELLS FARGO FOOTHILL, INC., as Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT E

PLEDGED NOTE ADDENDUM

This Pledged Note Addendum, dated as of             ,         , is delivered pursuant to Section 6(l) of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Note Addendum may be attached to that certain Security Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Wells Fargo Foothill, Inc., as Agent. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement and/or the Credit Agreement. The undersigned hereby agrees that the additional promissory notes listed on this Pledged Note Addendum as set forth below shall be and become part of the Pledged Notes pledged by the undersigned to the Agent in the Security Agreement, with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Notes listed herein on and as of the date hereof.

[ ]

By:
Name:
Title

Name of Pledgor	Name of Maker	Description	Original Principal Amount

Exhibit 10.3

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of December 22, 2006, is entered into among the Obligors (as defined below), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lender Group (as defined in the Credit Agreement referred to below) and the Bank Product Provider (as defined in the Credit Agreement referred to below).

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof.

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement, each of the Guarantors has guaranteed pursuant to Section 16 of the Credit Agreement, or executed and delivered a Guaranty (as defined in the Credit Agreement) in favor of the Lender Group with respect to, the obligations owing by the Obligors (as defined below) to the Lender Group pursuant to the Loan Documents (as defined in the Credit Agreement);

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the Obligors hereby jointly and severally agree with the Agent and the Lenders as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Obligor” has the meaning set forth in Section 28 hereto.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lenders” means, individually and collectively, each of the lenders listed on the signature pages of the Credit Agreement and any other Person made a party thereto in accordance with the provisions of Section 13.1 thereof (together with their respective successors and assigns).

“Obligors” means, individually and collectively, jointly and severally, each of the Borrowers and Guarantors and any other Person that now or in the future becomes a party to the Credit Agreement as a Borrower or as a Guarantor or otherwise executes a Guaranty.

“Paid in Full” means the full payment in cash (or cash collateralization in accordance with the terms of the Credit Agreement), of all the Senior Debt other than Contingent Bank Product Obligations (whether or not any of the Senior Debt shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, any other law in connection with an Insolvency Proceeding or otherwise) and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The expressions “prior payment in full”, “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

“Senior Debt” means the Obligations and the Guaranteed Obligations.

“Subordinated Debt” means all indebtedness, obligations and other liabilities of each Obligor, and any Subsidiary of each Obligor, in favor of any other Obligor, whether created directly or acquired by assignment or otherwise, all interest thereon and all fees, premiums, costs, expenses and other amounts payable in respect thereof, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, including, without limitation, all such indebtedness, obligations and other liabilities of each Obligor and its Subsidiaries under or in respect of (i) subrogation rights under any guaranty or any other rights to be subrogated to the rights of the holders of the Senior Debt in respect of payments or distributions of assets of, or ownership interests in, the Obligors made on the Senior Debt, (ii) any compensation, management fees or consulting fees payable by any Obligor to any other Obligor, (iii) any Stock (or warrants, options or other rights for the purchase thereof) in any Obligor issued or sold to any other Obligor, whether by dividend, redemption, repurchase or otherwise, as provided under the organizational documents of any Obligor or under any other agreement, instrument or document, (iv) the purchase, lease or license by any Obligor of property or services from any other Obligor (including, without limitation, any lease of real property) or (v) the sale of or option to sell any assets by any Obligor to any other Obligor.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Obligor, directly or indirectly, of any assets or property of any Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of any of the Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii)

any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Subordination to Payment of Senior Debt. As to each Obligor, all Subordinated Debt, including, without limitation, all payments on account of the Subordinated Debt, shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior Payment in Full of the Senior Debt.

SECTION 3. Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise: (i) all amounts owing on account of the Senior Debt shall first be Paid in Full before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled (but for the provisions hereof) shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Agent for application to the payment of the Senior Debt until all of the Senior Debt shall have been Paid in Full.

SECTION 4. Payments on Subordinated Debt.

(a) Permitted Payments. So long as no Event of Default has occurred and is continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business to the extent such payments are not prohibited under the Credit Agreement.

(b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Obligor shall make, and no Obligor shall accept or receive, any Subordinated Debt Payment.

SECTION 5. Subordination of Remedies. Until all of the Senior Debt shall have been Paid in Full, upon the occurrence and during the continuance of any Event of Default, no Obligor shall, without the prior written consent of the Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

(b) exercise any rights under or with respect to any guaranty of any of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor (other than the Agent) in commencing, any Insolvency Proceeding against any other Obligor.

SECTION 6. Payment Over to the Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor before all Senior Debt is Paid in Full, such Subordinated Debt Payments shall be held in trust for the benefit of the Agent and shall promptly be paid over or delivered to the Agent for application to the Payment in Full of all Senior Debt, to the extent necessary to give effect to such Sections 3, 4, and 5.

SECTION 7. Authorization to the Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding shall be commenced with respect to any Obligor or its property: (i) any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to the Agent for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Debt until all of the Senior Debt shall have been Paid in Full, (ii) the Agent is hereby irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender Group; and (ii) each Obligor shall promptly take such action as the Agent reasonably may request (A) to collect the Subordinated Debt for the account of the Lender Group and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8. Certain Agreements of Each Obligor.

(a) No Benefits. Each Obligor understands that there may be various agreements between the Lender Group and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor and that the Lender Group and Agent on behalf thereof shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Obligor acknowledges that each other Obligor has granted to Agent for the benefit of the Lender Group and the Bank Product Provider security interests in certain of such other Obligor’s assets as set forth in the Credit Agreement and the other Loan Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Lender Group or Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Lender Group. Each Obligor acknowledges and agrees that the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making or issuing the Advances or other financial accommodations thereunder.

(d) Waivers. Except as provided under the Credit Agreement, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Lender Group hereunder: (i) the time for any other Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Lender Group or Agent on behalf thereof; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Lender Group or Agent on behalf thereof for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Lender Group thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Lender Group or Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Agent for the benefit of the Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Lender Group or Agent on behalf thereof may waive or refrain from exercising such rights).

(f) Rights of the Lender Group Not to Be Impaired. No right of the Lender Group or Agent on behalf thereof to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Obligor, the Lender Group, or Agent hereunder or under or in connection with the other Loan Documents or by any noncompliance by any other Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Lender Group or Agent on behalf thereof may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Credit Agreement, no Obligor shall have any right to require the Lender Group to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of the other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. Except as otherwise expressly permitted under the Credit Agreement, no Obligor shall, without the prior consent of Agent, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

SECTION 9. Subrogation.

(a) Subrogation. Until the Payment in Full of all Senior Debt, no Obligor shall have, or directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Lender Group hereunder or otherwise. Upon the Payment in Full of all Senior Debt, each Obligor shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Lender Group to receive payments or distributions applicable to the Subordinated Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Lender Group of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors (other than the Lender Group), and the other Obligors, be deemed to be a payment by the other Obligors to or on account of the Senior Debt.

(b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from the Lender Group any payments or distributions received by the Lender Group in excess of the amount sufficient to Pay in Full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Lender Group, the Lender Group shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

SECTION 10. Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until Payment in Full of the Senior Debt. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Obligors.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any Obligor shall be rescinded or must otherwise be restored by the Lender Group, whether as a result of an Insolvency Proceeding or otherwise.

(c) Obligations Unconditional. All rights and interests of the Agent and the Lender Group hereunder, and all agreements and obligations of each Obligor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Loan Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, an Obligor in respect of any of the Senior Debt or an Obligor in respect of this Agreement.

(d) Waivers. Each Obligor hereby waives (i) promptness and diligence, and (ii) notice of acceptance and notice of the incurrence of any Senior Debt by an Obligor. Each Obligor agrees that its obligations hereunder shall not be affected by (a) any failure by any member of the Lender Group to give notice of any actions taken by any Lender or the Agent or an Obligor under any Loan Document or any other agreement or instrument relating thereto, (b) any failure by any member of the Lender Group to give any other notices (except if such notice is specifically required to be given to such Obligor under this Agreement or any other Loan Documents to which such Obligor is a party), demands and protests, or to observe all other formalities of every kind in connection with the enforcement of the Obligations, the Guarantied Obligations, or of the obligations of an Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 10(d), might constitute grounds for relieving an Obligor of its obligations hereunder or (c) any requirement that any Lender or the Agent protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any collateral.

SECTION 11. Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt except to another Obligor without the prior written consent of Agent, and any such assignment without the Agent’s prior written consent shall be null and void. Any transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to Agent.

SECTION 12. Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Lender Group, the Bank Product Provider and Agent on behalf thereof against the other Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of the other Obligors to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Lender Group and the Bank Product Provider) of the other Obligors against the other Obligors, on the other hand.

SECTION 13. Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a) Endorsement of Obligor Documents. At the request of Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend, in form and substance satisfactory to the Agent, noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and at Agent’s request, perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to Agent.

SECTION 14. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Credit Agreement.

SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Lender Group.

SECTION 16. Costs and Expenses. Each of the Obligors jointly and severally agrees to pay to Agent for the benefit of the Lender Group on demand all reasonable costs and expenses of the Lender Group, and the reasonable fees and disbursements of counsel to the Lender Group, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, (ii) any amendments, modifications, or waivers of the terms of this Agreement, and (iii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Lender Group as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

SECTION 17. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid. Without limiting the generality of the foregoing, the obligations of each Obligor under Section 16 shall survive the Payment in Full of the Senior Debt.

SECTION 18. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor and the Lender Group and their respective successors and permitted assigns except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. SUBMISSION TO JURISDICTION. EACH OBLIGOR HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22. Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors and the Lender Group with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25. Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligors and the several members of the Lender Group and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Lender Group merely because of the Lender Group’s involvement in the preparation hereof.

SECTION 26. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 27. Termination of Agreement. Upon Payment in Full of the Senior Debt, this Agreement shall terminate and Agent on behalf of the Lender Group shall, at the Obligors’ joint and several expense, and without any recourse, representation or warranty, promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary to evidence such termination; provided, however, that the obligations of each Obligor under Section 16 shall survive such termination.

SECTION 28. Additional Obligors. The initial Obligors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Credit Agreement or the other Loan Documents, may become parties hereto, as additional Obligors (each, an “Additional Obligor”), by executing and delivering a joinder agreement substantially in the form set forth in Exhibit A hereto (the “Joinder”). Upon delivery of the Joinder to Agent, notice of which is hereby waived by any other Obligor, each such Additional Obligor shall be an Obligor and shall be as fully a party hereto as if such Additional Obligor were an original signatory hereof. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

OBLIGORS:

VELOCITY EXPRESS, INC., a Delaware corporation

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC., a Delaware corporation

By:
Name:
Title:

VXP MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

VXP LEASING MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC., a New Jersey corporation

By:
Name:
Title:

Signature Page to Intercompany Subordination

Agreement

SECURITIES COURIER CORPORATION,
a New York corporation

By:
Name:
Title:

OLYMPIC COURIER SYSTEMS, INC., a New York corporation

By:
Name:
Title:

SILVER STAR EXPRESS, INC., a Florida corporation

By:
Name:
Title:

CLAYTON /NATIONAL COURIER SYSTEMS, INC., a Missouri corporation

By:
Name:
Title:

VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:
Name:
Title:

CD&L, INC., a Delaware corporation

By:
Name:
Title:

Intercompany Subordination Agreement

EXHIBIT A

JOINDER AGREEMENT

TO THE

INTERCOMPANY SUBORDINATION AGREEMENT

Reference is hereby made to the Intercompany Subordination Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among the Obligors referred to therein, to which this Joinder is attached. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Intercompany Subordination Agreement when used herein. The undersigned Additional Obligor, by execution of this Joinder, hereby agrees that as of the date of the Intercompany Subordination Agreement, it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and agrees that it shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein. The undersigned Additional Obligor agrees that each reference to an “Obligor” or the “Obligors” in the Intercompany Subordination Agreement shall include the Additional Obligor. The Additional Obligor acknowledges that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof.

[INSERT NAME OF ADDITIONAL OBLIGOR(S)],
as an Additional Obligor

By:
Name:
Title:

Exhibit 10.4

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of December 22, 2006, is entered into among the Obligors (as defined below), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lender Group (as defined in the Credit Agreement referred to below) and the Bank Product Provider (as defined in the Credit Agreement referred to below).

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof.

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement, each of the Guarantors has guaranteed pursuant to Section 16 of the Credit Agreement, or executed and delivered a Guaranty (as defined in the Credit Agreement) in favor of the Lender Group with respect to, the obligations owing by the Obligors (as defined below) to the Lender Group pursuant to the Loan Documents (as defined in the Credit Agreement);

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the Obligors hereby jointly and severally agree with the Agent and the Lenders as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Obligor” has the meaning set forth in Section 28 hereto.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lenders” means, individually and collectively, each of the lenders listed on the signature pages of the Credit Agreement and any other Person made a party thereto in accordance with the provisions of Section 13.1 thereof (together with their respective successors and assigns).

“Obligors” means, individually and collectively, jointly and severally, each of the Borrowers and Guarantors and any other Person that now or in the future becomes a party to the Credit Agreement as a Borrower or as a Guarantor or otherwise executes a Guaranty.

“Paid in Full” means the full payment in cash (or cash collateralization in accordance with the terms of the Credit Agreement), of all the Senior Debt other than Contingent Bank Product Obligations (whether or not any of the Senior Debt shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, any other law in connection with an Insolvency Proceeding or otherwise) and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The expressions “prior payment in full”, “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

“Senior Debt” means the Obligations and the Guaranteed Obligations.

“Subordinated Debt” means all indebtedness, obligations and other liabilities of each Obligor, and any Subsidiary of each Obligor, in favor of any other Obligor, whether created directly or acquired by assignment or otherwise, all interest thereon and all fees, premiums, costs, expenses and other amounts payable in respect thereof, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, including, without limitation, all such indebtedness, obligations and other liabilities of each Obligor and its Subsidiaries under or in respect of (i) subrogation rights under any guaranty or any other rights to be subrogated to the rights of the holders of the Senior Debt in respect of payments or distributions of assets of, or ownership interests in, the Obligors made on the Senior Debt, (ii) any compensation, management fees or consulting fees payable by any Obligor to any other Obligor, (iii) any Stock (or warrants, options or other rights for the purchase thereof) in any Obligor issued or sold to any other Obligor, whether by dividend, redemption, repurchase or otherwise, as provided under the organizational documents of any Obligor or under any other agreement, instrument or document, (iv) the purchase, lease or license by any Obligor of property or services from any other Obligor (including, without limitation, any lease of real property) or (v) the sale of or option to sell any assets by any Obligor to any other Obligor.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Obligor, directly or indirectly, of any assets or property of any Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of any of the Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii)

any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Subordination to Payment of Senior Debt. As to each Obligor, all Subordinated Debt, including, without limitation, all payments on account of the Subordinated Debt, shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior Payment in Full of the Senior Debt.

SECTION 3. Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise: (i) all amounts owing on account of the Senior Debt shall first be Paid in Full before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled (but for the provisions hereof) shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Agent for application to the payment of the Senior Debt until all of the Senior Debt shall have been Paid in Full.

SECTION 4. Payments on Subordinated Debt.

(a) Permitted Payments. So long as no Event of Default has occurred and is continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business to the extent such payments are not prohibited under the Credit Agreement.

(b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Obligor shall make, and no Obligor shall accept or receive, any Subordinated Debt Payment.

SECTION 5. Subordination of Remedies. Until all of the Senior Debt shall have been Paid in Full, upon the occurrence and during the continuance of any Event of Default, no Obligor shall, without the prior written consent of the Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

(b) exercise any rights under or with respect to any guaranty of any of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor (other than the Agent) in commencing, any Insolvency Proceeding against any other Obligor.

SECTION 6. Payment Over to the Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor before all Senior Debt is Paid in Full, such Subordinated Debt Payments shall be held in trust for the benefit of the Agent and shall promptly be paid over or delivered to the Agent for application to the Payment in Full of all Senior Debt, to the extent necessary to give effect to such Sections 3, 4, and 5.

SECTION 7. Authorization to the Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding shall be commenced with respect to any Obligor or its property: (i) any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to the Agent for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Debt until all of the Senior Debt shall have been Paid in Full, (ii) the Agent is hereby irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender Group; and (ii) each Obligor shall promptly take such action as the Agent reasonably may request (A) to collect the Subordinated Debt for the account of the Lender Group and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8. Certain Agreements of Each Obligor.

(a) No Benefits. Each Obligor understands that there may be various agreements between the Lender Group and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor and that the Lender Group and Agent on behalf thereof shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Obligor acknowledges that each other Obligor has granted to Agent for the benefit of the Lender Group and the Bank Product Provider security interests in certain of such other Obligor’s assets as set forth in the Credit Agreement and the other Loan Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Lender Group or Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Lender Group. Each Obligor acknowledges and agrees that the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making or issuing the Advances or other financial accommodations thereunder.

(d) Waivers. Except as provided under the Credit Agreement, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Lender Group hereunder: (i) the time for any other Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Lender Group or Agent on behalf thereof; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Lender Group or Agent on behalf thereof for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Lender Group thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Lender Group or Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Agent for the benefit of the Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Lender Group or Agent on behalf thereof may waive or refrain from exercising such rights).

(f) Rights of the Lender Group Not to Be Impaired. No right of the Lender Group or Agent on behalf thereof to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Obligor, the Lender Group, or Agent hereunder or under or in connection with the other Loan Documents or by any noncompliance by any other Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Lender Group or Agent on behalf thereof may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Credit Agreement, no Obligor shall have any right to require the Lender Group to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of the other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. Except as otherwise expressly permitted under the Credit Agreement, no Obligor shall, without the prior consent of Agent, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

SECTION 9. Subrogation.

(a) Subrogation. Until the Payment in Full of all Senior Debt, no Obligor shall have, or directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Lender Group hereunder or otherwise. Upon the Payment in Full of all Senior Debt, each Obligor shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Lender Group to receive payments or distributions applicable to the Subordinated Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Lender Group of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors (other than the Lender Group), and the other Obligors, be deemed to be a payment by the other Obligors to or on account of the Senior Debt.

(b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from the Lender Group any payments or distributions received by the Lender Group in excess of the amount sufficient to Pay in Full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Lender Group, the Lender Group shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

SECTION 10. Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until Payment in Full of the Senior Debt. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Obligors.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any Obligor shall be rescinded or must otherwise be restored by the Lender Group, whether as a result of an Insolvency Proceeding or otherwise.

(c) Obligations Unconditional. All rights and interests of the Agent and the Lender Group hereunder, and all agreements and obligations of each Obligor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Loan Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, an Obligor in respect of any of the Senior Debt or an Obligor in respect of this Agreement.

(d) Waivers. Each Obligor hereby waives (i) promptness and diligence, and (ii) notice of acceptance and notice of the incurrence of any Senior Debt by an Obligor. Each Obligor agrees that its obligations hereunder shall not be affected by (a) any failure by any member of the Lender Group to give notice of any actions taken by any Lender or the Agent or an Obligor under any Loan Document or any other agreement or instrument relating thereto, (b) any failure by any member of the Lender Group to give any other notices (except if such notice is specifically required to be given to such Obligor under this Agreement or any other Loan Documents to which such Obligor is a party), demands and protests, or to observe all other formalities of every kind in connection with the enforcement of the Obligations, the Guarantied Obligations, or of the obligations of an Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 10(d), might constitute grounds for relieving an Obligor of its obligations hereunder or (c) any requirement that any Lender or the Agent protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any collateral.

SECTION 11. Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt except to another Obligor without the prior written consent of Agent, and any such assignment without the Agent’s prior written consent shall be null and void. Any transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to Agent.

SECTION 12. Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Lender Group, the Bank Product Provider and Agent on behalf thereof against the other Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of the other Obligors to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Lender Group and the Bank Product Provider) of the other Obligors against the other Obligors, on the other hand.

SECTION 13. Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a) Endorsement of Obligor Documents. At the request of Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend, in form and substance satisfactory to the Agent, noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and at Agent’s request, perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to Agent.

SECTION 14. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Credit Agreement.

SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Lender Group.

SECTION 16. Costs and Expenses. Each of the Obligors jointly and severally agrees to pay to Agent for the benefit of the Lender Group on demand all reasonable costs and expenses of the Lender Group, and the reasonable fees and disbursements of counsel to the Lender Group, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, (ii) any amendments, modifications, or waivers of the terms of this Agreement, and (iii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Lender Group as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

SECTION 17. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid. Without limiting the generality of the foregoing, the obligations of each Obligor under Section 16 shall survive the Payment in Full of the Senior Debt.

SECTION 18. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor and the Lender Group and their respective successors and permitted assigns except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. SUBMISSION TO JURISDICTION. EACH OBLIGOR HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22. Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors and the Lender Group with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25. Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligors and the several members of the Lender Group and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Lender Group merely because of the Lender Group’s involvement in the preparation hereof.

SECTION 26. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 27. Termination of Agreement. Upon Payment in Full of the Senior Debt, this Agreement shall terminate and Agent on behalf of the Lender Group shall, at the Obligors’ joint and several expense, and without any recourse, representation or warranty, promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary to evidence such termination; provided, however, that the obligations of each Obligor under Section 16 shall survive such termination.

SECTION 28. Additional Obligors. The initial Obligors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Credit Agreement or the other Loan Documents, may become parties hereto, as additional Obligors (each, an “Additional Obligor”), by executing and delivering a joinder agreement substantially in the form set forth in Exhibit A hereto (the “Joinder”). Upon delivery of the Joinder to Agent, notice of which is hereby waived by any other Obligor, each such Additional Obligor shall be an Obligor and shall be as fully a party hereto as if such Additional Obligor were an original signatory hereof. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

OBLIGORS:

VELOCITY EXPRESS, INC., a Delaware corporation

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC., a Delaware corporation

By:
Name:
Title:

VXP MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

VXP LEASING MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC., a New Jersey corporation

By:
Name:
Title:

Signature Page to Intercompany Subordination

Agreement

SECURITIES COURIER CORPORATION,
a New York corporation

By:
Name:
Title:

OLYMPIC COURIER SYSTEMS, INC., a New York corporation

By:
Name:
Title:

SILVER STAR EXPRESS, INC., a Florida corporation

By:
Name:
Title:

CLAYTON / NATIONAL COURIER SYSTEMS, INC., a Missouri corporation

By:
Name:
Title:

VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:
Name:
Title:

CD&L, INC., a Delaware corporation

By:
Name:
Title:

Intercompany Subordination Agreement

EXHIBIT A

JOINDER AGREEMENT

TO THE

INTERCOMPANY SUBORDINATION AGREEMENT

Reference is hereby made to the Intercompany Subordination Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among the Obligors referred to therein, to which this Joinder is attached. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Intercompany Subordination Agreement when used herein. The undersigned Additional Obligor, by execution of this Joinder, hereby agrees that as of the date of the Intercompany Subordination Agreement, it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and agrees that it shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein. The undersigned Additional Obligor agrees that each reference to an “Obligor” or the “Obligors” in the Intercompany Subordination Agreement shall include the Additional Obligor. The Additional Obligor acknowledges that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof.

[INSERT NAME OF ADDITIONAL OBLIGOR(S)],
as an Additional Obligor

By:
Name:
Title:

Exhibit 10.5

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 22, 2006 (this “Second Supplemental Indenture”), by and among VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Company”), each Subsidiary Guarantor listed on the signature pages hereto (the “Subsidiary Guarantors”) and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of July 3, 2006, as supplemented by the Supplemental Indenture dated as of August 17, 2006 (the “Indenture”), pursuant to which the Company issued $78,205,000 in aggregate principal amount of its 12% Senior Secured Notes Due 2010 (the “Notes”); and

WHEREAS, Section 8.02(a) of the Indenture provides that, with the consent of Holders of not less than 50% in aggregate principal amount of the Notes outstanding (the “Requisite Consents”), the Company and the Trustee shall be entitled to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any provision of the Indenture or any Security Document or modifying the rights of such Holders (with certain exceptions not relevant to this Second Supplemental Indenture); and

WHEREAS, the Company has solicited consents from Holders of the Notes to approve the amendments to the Indenture set forth herein (the “Proposed Amendments”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated December 5, 2006, as the same may be amended, supplemented or modified; and

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

ARTICLE I

AUTHORIZATION; DEFINITIONS

1.1 Effectiveness and Effect.

(a) This Second Supplemental Indenture is entered into pursuant to and consistent with Section 8.02(a) of the Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of each Holder pursuant to clauses (1) through (12) of Section 8.02(b) of the Indenture.

(b) This Second Supplemental Indenture shall become effective upon the receipt and delivery of the requisite consents to the Trustee, and execution hereof by the Company, the Subsidiary Guarantors and the Trustee. Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified, amended and supplemented in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in the case of conflict, the provisions of this Second Supplemental Indenture will control. In case of a conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Indenture, as modified, amended and supplemented by this Second Supplemental Indenture, shall control. The Indenture, as modified, amended and supplemented by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects, shall remain in full force and effect and shall bind every Holder of Notes.

(c) In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Section headings in this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(d) On and after the date hereof, all references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as modified, amended and supplemented by this Second Supplemental Indenture.

1.2 Definitions. All capitalized terms used in this Second Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

2.1 The definition of “Applicable Facility Cap” in Section 1.01 of the Indenture is hereby deleted in its entirety.

2.2 The new definitions of “Availability” and “Availability Test” are hereby added to Section 1.01 of the Indenture as follows:

“Availability” means, (a) until such time as the WFF Agreement and all Commitments (as defined therein) thereunder have been terminated, the sum of (i) Excess Availability (as defined in the WFF Agreement), plus

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(ii) Qualified Cash (as defined in the WFF Agreement), and (b) thereafter, for any period the sum of (i) the daily average amount that the Company and its Subsidiaries are entitled to borrow or incur as letter of credit obligations under the Senior Facility Agreement, taking into account then outstanding Senior Facility Obligations and limitations imposed by the “Borrowing Base” (or any similar term) under and as such term is defined in the Senior Facility Agreement under the terms of the Senior Facility Agreement plus (ii) the daily average amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries that are not subject to any Liens, other than Liens created under the Security Documents, Liens securing the Senior Facility Obligations and any Permitted Liens of the type described in clause (10) of the definition of Permitted Lien.

“Availability Test” means both for the period of thirty (30) days ending on the date of any redemption of Notes pursuant to Section 3.11 and immediately after giving effect to the redemption of Notes required by Section 3.11, Availability is at least $15,000,000.

2.3 The definition of “Cash Collateralized Letter of Credit” in Section 1.01 of the Indenture is hereby deleted in its entirety.

2.4 The definition of “Qualified Accounts Receivable” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Qualified Accounts Receivable” means the unpaid portion of any credit card receivable or other account receivable (determined in accordance with GAAP) payable to the Company and/or any Restricted Subsidiary in United States Dollars that are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (subject only to the Senior Lien, as, when and to the extent expressly provided for in the Intercreditor Agreement), net of any returns, discounts, claims, credits, charges or other allowances, charge-backs, offsets, deductions, counterclaims, disputes or other defenses relating to any such receivable or otherwise, and reduced by the aggregate amount of all reserves; provided that the term “Qualified Accounts Receivable” shall in no event include any receivable, account or portion thereof that is more than 90 days past due.

2.5 Subsections (20), (21) and (22) of the definition of “Permitted Liens” in Section 1.01 of the Indenture are hereby amended and restated in their entirety as follows:

(20) any extension, renewal, substitution, replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Liens described in clauses (1) through (19) of this definition; provided, that such extension, renewal, substitution or replacement Lien shall be limited to the same property or assets that secured the Lien being

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so extended, renewed, substituted or replaced and shall in no event be amended or adjusted such as to result in any Lien or priority that purports to take priority over or otherwise conflicts with any Liens created in favor of the Holders pursuant to the Security Documents or, at any time from and after the effective date of the Supplemental Indenture, the Liens created in favor of the Holders pursuant to the Security Documents or any Liens created in favor of the Senior Facility Creditors pursuant to the Senior Facility Documents or is inconsistent with the relative priorities as established among the Holders and the Senior Facility Creditors with respect to the immediately foregoing Liens as set forth in the Intercreditor Agreement;

(21) the Senior Lien, to the extent permitted by the Intercreditor Agreement;

(22) [Reserved.]

2.6 The first paragraph of the definition of “Permitted Refinancing Indebtedness” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness (other than the Note Obligations and, except as complying with all conditions and requirements as are applicable to Sections 4.16 and 4.16A of this Indenture and the Intercreditor Agreement, the Senior Facility Obligations) of the Company or any of its Restricted Subsidiaries; provided that:

2.7 The definition of “Permitted Senior Obligations” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Permitted Senior Obligations” means, in each case to the extent outstanding at any time or from time to time on or after the Issue Date in accordance with all applicable requirements and limitations contained in this Indenture, the Intercreditor Agreement, each of the Note Obligations and the Senior Facility Obligations.

2.8 The new definition of “Redemption Notice” is hereby added to Section 1.01 of the Indenture as follows:

“Redemption Notice” has the meaning set forth in Section 3.11(a).

2.9 A new definition of “Refinancing Notice” is hereby added to Section 1.01 of the Indenture as follows:

“Refinancing Notice” has the meaning set forth in Section 4.16A(a).

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2.10 The definition of “Security Documents” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Security Documents” means the Security Agreement, the Control Agreement (as defined in the Security Agreement), the Intercreditor Agreement (as and when required to be entered into as of the effective date of the Supplemental Indenture) and the various other security agreements, mortgages, pledge agreements, collateral assignments and/or other instruments evidencing or creating any security interests or Liens in favor of the Holders or the Trustee acting for and on behalf of the Holders, in each case as amended, replaced, modified, or restated from time to time in accordance with its terms and the terms of this Indenture.

2.11 The definition of “Senior Facility Agent” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Facility Agent” means Wells Fargo Foothill, Inc., a California corporation, as “Administrative Agent” under the Senior Facility Agreement, together with any replacement thereof or successor thereto duly appointed to act in such capacity and any subsequent agent or administrative agent appointed under any subsequent Senior Facility Agreement entered into in accordance with this Indenture.

2.12 The definition of “Senior Facility Agreement” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Facility Agreement” means the Credit Agreement, dated as of December 22, 2006, by and among VEI, Target, each of the other Subsidiaries of the Company that are identified on the signature pages thereto as “Borrowers” thereunder, the Company and each of its Subsidiaries that are identified on the signature pages thereto as “Guarantors” thereunder, the “Lenders” that are signatories thereto and the Senior Facility Agent (in the form of Exhibit E attached hereto), as such agreement may be amended, modified, amended and restated, supplemented, renewed or extended (the “WFF Agreement”); and as such agreement may be replaced or, subject to Section 4.16A, refinanced, from time to time, in each case, in accordance with the Intercreditor Agreement.

2.13 The definition of “Senior Facility Creditors” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Facility Creditors” means each lender party to (specifically including, without limitation, each issuer of or with respect to LOC Obligations arising or outstanding pursuant to) the Senior Facility Agreement, along with each other Person holding or beneficiary to any assignment of, participation in or accession to the rights of a lender, noteholder, issuer, creditor, secured party or other oblige with respect to

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Senior Facility Obligations evidenced by or arising under the Senior Facility Documents, and shall also mean and include the Senior Facility Agent.

2.14 The definition of “Senior Facility Documents” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Facility Documents” means the Senior Facility Agreement and all instruments and documents from time to time governing or evidencing Senior LOC Obligations that have been incurred pursuant to terms and conditions of the Senior Facility Agreement, together with the various security agreements, mortgages, pledge agreements, collateral assignments and/or other instruments executed and/or delivered by the Company and/or any Restricted Subsidiary(ies) to or in favor of the Senior Facility Creditors (or the Senior Facility Agent acting on their behalf), in each case as such instruments, documents, security agreement, mortgages, pledge agreements, collateral assignments and/or other instruments may be amended, modified, amended and restated, supplemented, renewed, extended, replaced or, subject to Section 4.16A, refinanced, from time to time, in each case, in accordance with the Intercreditor Agreement.

2.15 The definition of “Senior Facility Obligations” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Facility Obligations” means “Senior Indebtedness” as such term is defined in the Intercreditor Agreement.

2.16 The definition of “Senior Lien” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior Lien” has the meaning assigned to such term in the Intercreditor Agreement.

2.17 The definition of “Senior LOC Obligations” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

“Senior LOC Obligations” means Indebtedness of the Company and/or applicable Subsidiary Guarantor(s) to or in favor of one or more Senior Facility Creditors as of any date represented by the sum of the aggregate undrawn amount of, plus the aggregate amount of all reimbursement obligations in respect of, letters of credit issued in accordance with the terms and conditions of the Senior Facility Agreement.

2.18 The definition of “Senior LOC Preferred Use” in Section 1.01 of the Indenture is hereby deleted in its entirety.

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2.19 The new definition of “Subordination Agreement” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced by the new definition of “Intercreditor Agreement” as follows:

“Intercreditor Agreement” means (a) the Intercreditor Agreement, dated as of December 22, 2006, by and among the Senior Facility Agent and the Trustee (in the form annexed as Exhibit E to the Solicitation of Consents, dated December 6, 2006, relating to the Notes); as such agreement may be amended, modified, amended and restated, supplemented, renewed, extended or replaced from time to time in accordance with its terms and (b) in connection with any Permitted Refinancing Indebtedness incurred in exchange for or as a refinancing, renewal, replacement, defeasance or refunding of the Senior Facility Obligations, any intercreditor that has been approved by the Required Holders and the Trustee.

2.20 The definition of “Subordination Required Date” in Section 1.01 of the Indenture is hereby deleted in its entirety.

2.21 The new definition of “WFF Agreement” is hereby added to Section 1.01 of the Indenture as follows:

“WFF Agreement” has the meaning assigned to such term in the definition of Senior Facility Agreement.

2.22 Section 3.11 of the Indenture (“Holder Optional Redemption Right”) is hereby amended and restated in its entirety as follows:

SECTION 3.11. Holder Optional Redemption Right.

(a) Subject to paragraph (b) of this Section 3.11, if, for the period of four consecutive fiscal quarters of the Company ended immediately prior to the second (2nd) anniversary of the Issue Date, Consolidated Cash Flow for the Company is less than $20 million, the Company shall so notify the Trustee and the Holders, and each Holder shall have the right to cause the Company upon such Holder’s delivery of written notice thereof (which written notice must be delivered no later twenty (20) days prior to the 45th day referred to below), with a simultaneous copy to the Trustee (a “Redemption Notice”), to redeem, on or prior to the 45th day following the Required Filing Date in respect of the last fiscal quarter in such period, up to 25% of the original principal amount of the Notes then outstanding, initially held or acquired by such Holder, such redemption to be effected at 100%, or par value, of such principal amount so redeemed. Subject to paragraph (b) of this Section 3.11, in addition to and without limiting the foregoing, if, for the period of four consecutive fiscal quarters of the Company ended immediately prior to the third (3rd) anniversary of the Issue Date, Consolidated Cash Flow for the Company is less than $25 million, each Holder shall have the further right to cause the Company

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upon such Holder’s delivery of a Redemption Notice (which written notice must be delivered no later twenty (20) days prior to the 45th day referred to below), with a simultaneous copy to the Trustee, to redeem, on or prior to the 45th day following the Required Filing Date in respect of the last fiscal quarter in such period, up to an additional 25% of the original principal amount of the Notes then outstanding, initially held or acquired by such Holder, such redemption to be effected at 100%, or par value, of such principal accompanied by accrued and unpaid interest through such redemption date on the principal amount so redeemed. If the conditions to Automatic Exercise (as defined in the Warrants) of the Warrants have been satisfied (disregarding the fact that any such Automatic Exercise may not occur prior to June 30, 2008), then the Holder redemption rights provided for in this Section 3.11 shall be subject to automatic and irrevocable termination if, at or prior to either of the foregoing dates for which redemption is otherwise provided herein, the Volume-Weighted Average Trading Price for the Common Stock exceeds $2.75 per share for any 20 trading days falling within any consecutive 30-trading-day period occurring at any time since the Issue Date and through either such redemption date as aforesaid. The Company shall promptly notify the Trustee to such effect if and when any such termination occurs. Notwithstanding anything to the contrary contained in this Section 3.11, the Company shall not redeem any Notes under this Section 3.11 prior to the date that is ten (10) Business Days following delivery by the Company to the Trustee and the Senior Facility Agent of copies of the Officer’s Certificates required to be delivered to them by the Company pursuant to Sections 3.11(c) and 3.11(d) hereof.

(b) The Company shall not be required to redeem any Notes pursuant to any Redemption Notice delivered pursuant to Section 3.11(a) (i) if at the time of receipt of any Redemption Notice, at the time of any redemption contemplated by this Section or immediately after giving effect to any such redemption there shall be any Senior Facility Obligations outstanding or (ii) to the extent that, either before or after giving effect to the redemption of any Notes pursuant to any such Redemption Notice(s), the Company shall not have satisfied the Availability Test. To the extent that the Company is not required to redeem any Notes by virtue of this Section 3.11(b), the Company shall be required to redeem such Notes to the extent provided in Section 3.11(e).

(c) On the last date that any Redemption Notice may be delivered to the Company in accordance with Section 3.11(a) (the “Last Redemption Notice Date”), if the Company has received any Redemption Notices, in the event that there are at such time no Senior Facility Obligations outstanding, the Company shall calculate Availability for the period of thirty (30) days ending on the date which is not more than five (5) days following such Last Redemption Notice Date, giving pro forma effect to the redemption of Notes required by each such Redemption Notice and

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shall deliver, within five (5) days following the Last Redemption Notice Date, to the Trustee and to the Senior Facility Agent (if the Senior Facility Agreement and all Commitments thereunder have not been terminated), an Officers’ Certificate setting forth (i) the amount of Availability for such period (together with reasonably detailed calculations thereof), and giving such pro forma effect thereto, and (ii) the principal amount, if any, of Notes (rounded to the nearest $1,000) that can be redeemed pursuant to all such Redemption Notice(s) without violation of the Availability Test imposed under Section 3.11(b)(ii).

(d) In the event that any of the Notes as to which a Redemption Notice has been delivered in accordance with this Agreement are not redeemed due to the application of Section 3.11(b)(i) or Section 3.11(b)(ii), the Company shall, concurrently with its filing of its form 10-Q or 10-K until all such Notes are redeemed, deliver to the Trustee and, so long as the Senior Facility Agreement and all Commitments thereunder have not been terminated, the Senior Facility Agent, either (i) an Officers’ Certificate indicating that as at such date there are Senior Facility Obligations outstanding or (ii) an Officers’ Certificate indicating that (x) there are no Senior Facility Obligations outstanding, (y) setting forth the amount of Availability for the period of thirty (30) days ending on the last day of the most recent calendar month ending on or prior to the date of such filing (together with reasonably detailed calculations thereof) and (z) indicating the maximum amount of Notes (rounded to the nearest $1,000) that can be redeemed pursuant to such Redemption Notice without violation of the Availability Test imposed under Section 3.11(b)(ii).

(e) In the event that the delivery of an Officers’ Certificate pursuant to Section 3.11(d)(ii) indicates an amount of Notes that can be redeemed pursuant to a Redemption Notice without violation of Section 3.11(b), the Company shall, within twenty (20) days following such delivery, redeem such amount of Notes (in accordance with the applicable provisions of Section 3.11(a)).

2.23 Section 4.09(i) of the Indenture (“Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock”) is hereby amended and restated in its entirety as follows:

(i) the incurrence or existence of Indebtedness constituting, at any time on or after the Issue Date (but only to the extent permitted under Section 4.16), Senior Facility Obligations, together with any Permitted Refinancing Indebtedness incurred by the Company or any Restricted Subsidiary in exchange for, or the Net proceeds of which are used to extend, refinance, renew, replace, defease or refund Senior Facility Obligations incurred in accordance with this Indenture; less 50% of the aggregate amount of any repayments of term Indebtedness under Senior Facility Obligations and all repayments of revolving credit Indebtedness

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under such Senior Facility Obligations effected with a corresponding permanent commitment reduction under such Senior Facility Obligation pursuant to clause (a) of the second paragraph of Section 4.12;

2.24 Section 4.12 of the Indenture (“Limitation on Asset Sales”) is hereby amended and restated in its entirety as follows:

SECTION 4.12. Limitation on Asset Sales.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness included among the Senior Facility Obligations or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” On any date that the aggregate amount of Excess Proceeds under this Indenture exceeds $1 million (an “Asset Sale Offer Trigger Date”), the Company will be required to make an offer to all Holders of Notes issued under this Indenture (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness ranking pari passu and equally and ratably secured with such Notes (“Other Indebtedness”), such Other Indebtedness on a pro rata basis with the Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase in accordance with the procedures set out in this Indenture. To the extent that the aggregate amount of Notes (and any Other Indebtedness subject to such Asset Sale Offer) tender pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the other terms of this Indenture, use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with any Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select Notes to be purchased on a pro rata basis; provided that no Note shall be repurchased in part if the remaining balance thereof would be less than $1,000. Upon completion of the offer to purchase made under this Indenture, the amount of Excess Proceeds that was the subject of such offer to purchase shall be reset at zero.

2.25 Section 4.13(iii)(c) of the Indenture (“Dividend Limitations and Other Payment Restrictions Affecting Restricted Subsidiaries”) is hereby and restated in its entirety as follows:

(c) this Indenture, the Security Documents and the Senior Facility Documents;

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2.26 Section 4.16 of the Indenture (“Conditions and Limitations Regarding Senior Facility Obligations”) is hereby amended and restated in its entirety as follows:

SECTION 4.16. Conditions and Limitations Regarding Senior Facility Obligations.

On or after the Issue Date, the Company shall be entitled to enter into the Senior Facility Agreement and the other Senior Facility Documents in each case subject to the following conditions and limitations:

(a) neither the Company nor any Restricted Subsidiary shall be permitted to borrow or otherwise incur aggregate Indebtedness constituting the principal amount of loans or Senior LOC Obligations under or in connection with the Senior Facility Documents in an aggregate amount at any time exceeding the maximum amount permitted for such principal and Senior LOC Obligations under the Intercreditor Agreement;

(b) the Senior Facility Agent, acting for and on behalf of the Senior Facility Creditors, shall have entered into a Intercreditor Agreement with the Trustee, acting for and on behalf of the Holders;

(c) The Intercreditor Agreement provides that the maximum amount of Senior Facility Obligations permitted thereunder shall be permanently reduced by amounts applied from time to time to repay principal of the Senior Facility Obligations (other than pursuant to any initial or subsequent refinancing thereof in whole or in part) which are accompanied by a permanent reduction in the revolving credit commitment under the Senior Facility Agreement, and the Company and each Restricted Subsidiary agrees that as between the Company and the Restricted Subsidiaries, on the one hand, and the Trustee and the Noteholders, on the other hand, the amount of Senior Facility Obligations that are permitted to be incurred under Section 4.09 and this Section 4.16 shall be permanently reduced by any such reduction in the maximum amount of Senior Facility Obligations permitted under the Intercreditor Agreement.

(d) the Company acknowledges and agrees that any principal Indebtedness as may be incurred or assumed by the Company under or in connection with the Senior Facility Documents that at any time does not constitute Senior Indebtedness by virtue of being in excess of any limit on Senior Indebtedness in the Intercreditor Agreement, shall in no event constitute or be entitled to the benefits of treatment as Senior Facility Obligations or Permitted Refinancing Indebtedness in respect thereof, nor shall any Lien securing or purporting to same have or be entitled to Permitted Lien status, for purposes of Default rights or remedies as provided in Article Six or for any other purpose whatsoever of this Indenture, the Notes and the Security Documents; and

(e) notwithstanding the Holders’ authorization of the Company’s and/or its Restricted Subsidiaries’ execution and delivery of the Senior Facility Documents as such documentation is provided in this Section 4.16,

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nothing contained herein or elsewhere in this Indenture shall in any manner be deemed or construed as waiving, limiting, releasing or otherwise impairing any obligation or liability of the Company, or any right or remedy of the Holders, with respect to any other covenant (including, specifically, Section 4.09) contained in this Article 4, each of which shall be and remain independently complied with after giving effect to any and all incurrences of Indebtedness or other transactions and matters authorized pursuant to this Section 4.16.

2.27 Section 4.16A of the Indenture (“Refinancing and Defaulted Financing Options in Favor of Holders”) is hereby amended and restated in its entirety as follows:

SECTION 4.16A. Refinancing and Defaulted Financing Options in Favor of Holders.

(a) If at any time after entering into the initial Senior Facility Agreement the Company proposes to refinance Senior Facility Obligations on terms that taken as a whole are materially less favorable to the Company than those taken as a whole then in effect under the then-existing Senior Facility Documents, the Company shall afford the Holders, by delivery of written notice to the Trustee (“the “Refinancing Notice”) of such proposed refinancing (i) setting forth all of the material terms and conditions for such proposed refinancing; (ii) providing a reasonably detailed description of the procedures to be followed by such Holders to exercise their rights under this Section 4.16A(a) and (iii) attaching or enclosing a copy of this Section 4.16A(a), and the Holders shall have, a thirty (30) day period (subject to earlier termination effective immediately upon the Holders’ delivery of written notice to the Company indicating their intention not to pursue any such option) after receipt by the Trustee of such notice (the “Refinance Option Period”) during which the Holders shall have the right to provide such refinancing to the Company on substantially the same terms and conditions and in any event on terms and conditions at least as favorable to the Company as those set forth in the Refinancing Notice. Each Holder who desires to participate in such refinancing shall deliver to the Company, prior to the end of the Refinance Option Period, a notice electing to participate in such refinancing and stating the maximum principal amount of such refinancing such Holder is willing to fund. The Holders shall not be permitted to participate in such refinancing unless the Company receives during the Refinance Option Period notices from Holders electing to fund an amount at least equal to the full amount of the refinancing described in the Refinancing Notice (a “Qualified Notice”) (which notice may be signed and delivered in counterparts). During the Refinance Option Period (and if the Holders deliver a Qualified Notice, thereafter until the consummation of such refinancing), the Company shall provide such cooperation and information as such Holders that have delivered the Qualified Notice, or any of them, may reasonably request in connection with their evaluation of such refinancing. If any one or more

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Holders deliver a Qualified Notice, then the Holders who delivered such notice (the “Participating Holders”) shall enter into definitive documentation for such refinancing with the Company and shall be prepared to fund any such refinancing pursuant to the terms thereof (subject to the terms and conditions for the closing of such refinancing), and such refinancing shall be provided by the respective Participating Holders in proportion to the amount of refinancing each of them committed to fund in the Qualified Notice or in such other proportion as such Holders shall agree. If the Holders fail to deliver a Qualified Notice during the Refinance Option Period, then the Company may consummate such refinancing during the forty-five (45) day period after the expiration of the Refinance Option Period on the material terms and conditions described to the Holders in the Refinancing Notice. If the Company does not consummate such refinancing during such forty-five (45) day period or if the Company proposes to modify any material terms of such refinancing, then the Company shall not consummate such refinancing without again following the procedures provided in this Section 4.16A(a). The rights provided by this Section 4.16A(a) shall apply to any subsequent Senior Facility Obligations of the Company and/or its Restricted Subsidiaries incurred as a result of a later refinancing of the Senior Facility Obligations as referred to in the first sentence of this Section 4.16A(a), and the rights of the Holders under this Section 4.16A(a) as to any particular refinancing shall not be affected by the failure of the Holders to exercise the right provided by this Section 4.16A(a) with respect to any preceding refinancing.

(b) Subject, in the case of Senior Facility Obligations, to the terms contained in Section 16 of the Intercreditor Agreement which shall govern and control with respect to any and all matters subject thereto, if the Company defaults in the payment of any Senior Facility Obligations or any other Pari Passu Indebtedness (a “Defaulted Financing”), then, in addition to any other obligations of the Company under this Indenture or any other Transaction Documents, the Company shall deliver to the holders and Trustee notice of such default (a “Notice of Financing Default”). Such Notice of Financing Default shall: (i) set forth in reasonable detail all of the material facts and circumstances related to such Defaulted Financing and such default, (ii) state the amount necessary to acquire such defaulted Indebtedness (the “Cure Amount”), (iii) provide a reasonably detailed description of the procedures to be followed by such Holders to exercise their rights under this Section 4.16A(b) and (iv) be accompanied by a copy of this Section 4.16A(b). The Trustee shall thereupon deliver such Notice of Financing Default to the holders of record of the Notes. During the period after receipt of such notice by the Trustee which is specified in the Intercreditor Agreement (the “Default Option Period”), the holders of beneficial interests in the Notes representing 10% or more of the then outstanding principal amount of the Notes shall have the right to elect to purchase such Defaulted Financing

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from the lenders thereof (if such a purchase is permitted by such lenders and is not otherwise subject to any consent or approval mandated by applicable law, regulation, rule, order or similar legal requirement) or to provide to the Company financing to replace the Defaulted Financing, on substantially the same terms and conditions and in any event on terms at least as favorable to the Company as those of such Defaulted Financing (a “Default Refinancing”). Subject to the conditions of this Section 4.16A(b) and compliance with all applicable securities laws (including the Holder’s good-faith and commercially-reasonable efforts in cooperation with other applicable parties objectives toward qualification for Regulation D exemptions in connection with any such transactions), each such holder who desires to participate in such Default Refinancing shall deliver to the Company, during the Default Option Period, a notice electing to participate in such Default Refinancing and stating the maximum amount of the Cure Amount such holder is willing to fund. Holders shall not have the right to participate in such Default Refinancing unless the Company receives prior to the end of the Default Option Period notices from Holders electing to fund an amount at least equal to the Cure Amount (a “Qualified Participation Notice”) (which notice may be signed such Holders deliver a Qualified Participation Notice, thereafter until the consummation of such Default Refinancing), the Company shall provide such cooperation and information as such holders that delivered the Qualified Participation Notice, or any of them, may reasonably request in connection with their evaluation and negotiation of the purchase or refinancing of such Defaulted Financing. If such holders deliver a Qualified Participation Notice, then the Holders who delivered such notice (the “Default Participating Holders”) shall negotiate with the Company and/or the lenders of such Defaulted Financing, in good faith, to purchase the Defaulted Financing (if such a purchase is permitted by such lenders) or provide such refinancing to the Company on the terms and conditions set forth in the Qualified Participation Notice or such other terms and conditions to which the Company and such holders may agree (subject to the terms and conditions for the closing of such refinancing), and such refinancing shall be provided by the respective Default Participating Holders in proportion to the amount of Cure Amount each of then committed to fund in the Qualified Participation Notice or in such other proportion as such holders shall agree. The rights provided by this Section 4.16A(b) shall apply to any subsequent default by the Company in the payment of any Senior Facility Obligation or Pari Passu Indebtedness and the rights of the Holders and beneficial holders under this Section 4.16A(b) as to any particular default shall not be effected by the failure of such Holders and beneficial holders to exercise the right provided by this Section 4.16A(b) with respect to any preceding default. The provisions of this Section 4.16A(b) are intended to be separate from the provisions of Section 4.16A(a), such that if a Default Notice is provided under this Section 4.16A(b) and subsequently the Company

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proposes to refinance such defaulted indebtedness, another notice would be required pursuant to Section 4.16A(a) with respect to such proposed refinancing.

2.28 The first paragraph of Section 4.21 of the Indenture (“Minimum Cash”) is hereby amended and restated in its entirety as follows:

The Company and its Restricted Subsidiaries shall maintain at all times cash and Cash Equivalents which are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (in each case, free of Liens other than (i) Security Document Liens as aforesaid, (ii) rights of setoff of the applicable depository bank or securities intermediary, and (iii) the Senior Lien as, when and to the extent applicable pursuant to the Intercreditor Agreement) of not less than the following:

2.29 The first paragraph of Section 4.22 of the Indenture (“Minimum Cash and Accounts Receivable”) is hereby amended and restated in its entirety as follows:

The Company and its Restricted Subsidiaries shall maintain at all times cash, Cash Equivalents and Qualified Accounts Receivable which are subject to the perfected Lien created in favor of the Trustee for the benefit of the Holders pursuant to the Security Documents (in each case, free of Liens other than (i) Security Document Liens as aforesaid, (ii) rights of setoff of the applicable depository bank or securities intermediary, and (iii) the Senior Lien as, when and to the extent applicable pursuant to the Intercreditor Agreement) of not less than the following:

2.30 Section 8.01(b) of the Indenture (“Without Consent of Noteholders”) is hereby amended and restated in its entirety as follows:

(b) In addition to and without limitation on the powers and authority conferred on the Trustee pursuant to the foregoing clause (a) of this Section 8.01, each Holder, by its acceptance of the Notes, irrevocably and unconditionally confirms and agrees that the Trustee shall be further authorized and empowered to, and, on and as of the effective date of the Supplemental Indenture, the Trustee, for and on behalf of such Holder, shall enter into with the Senior Facility Agent, for and on behalf of the Senior Facility Creditors, the Intercreditor Agreement in substantially the form thereof attached as Exhibit E hereto.

2.31 Section 8.02(a) of the Indenture (“With Consent of Noteholders”) is hereby amended and restated in its entirety as follows:

(a) The Company and the Trustee, with the consent of the Required Holders, shall be entitled to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any provision of this Indenture or any Security Document or modifying the rights of such

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Holders (it being understood that the provisions of the Security Documents which may by their terms be amended or waived without the consent of the Noteholders do not require the consent of the Noteholders contemplated hereby), provided, that notwithstanding the foregoing, the Trustee may, without the consent of any Noteholder, enter into any amendment, modification, amendment and restatement, restatement or supplement to the Intercreditor Agreement that does not (i) increase the amount of “Senior Indebtedness” (as such term is defined therein) thereunder, (ii) alter any provision requiring the permanent reduction of revolving or other loan commitments under the circumstances described therefor in Section 4.16(c) or (iii) adversely affect any rights of any Holder in respect of its ability to acquire Senior Facility Obligations, in each case, as set forth in the Intercreditor Agreement as originally in effect or as amended with the consent of the Required Holders.

2.32 Section 11.01 of the Indenture (“Security Documents”) is hereby amended and restated in its entirety as follows:

SECTION 11.01. Security Documents.

The due and punctual payment of the principal, premium and interest of or on, and all other Note Obligations relating to, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of, interest on and Note Obligations related to the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under and in accordance with all applicable terms and conditions of this Indenture, the Notes and the Security Documents shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into such Security Documents and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to any Person(s) other than the Trustee pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, upon request of the Trustee, any and all actions reasonably required to cause the Security

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Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral in favor of the Trustee and the Holders, which lien and security interest shall be a first-priority Lien, subject only to the prior rights of the Senior Lien as expressly provided for under (and as such term is defined in) the Intercreditor Agreement for so long as in effect from and after the effective date of the Supplemental Indenture, entitled to any and all of the rights, priorities and benefits provided for in accordance with the terms and conditions of the Security Documents.

2.33 Section 11.09 of the Indenture (“Security Documents”) is hereby amended and restated in its entirety as follows:

SECTION 11.09. Security Documents.

By their acceptance of the Notes, upon the Target Merger, the Holders hereby authorize and instruct the Trustee to enter into (or to accept the Company’s and each Subsidiary Guarantor’s execution and delivery of), for its benefit and the benefit of the Noteholders, the Security Agreement in substantially the forms thereof attached as Exhibit G.

2.34 A new Section 11.10 (“Intercreditor Agreement”) is hereby added to the Indenture as follows:

SECTION 11.10. Intercreditor Agreement.

Each Holder hereby grants to the Trustee all requisite authority to enter into or otherwise become bound by the Intercreditor Agreement and to bind the Holders thereto by the Trustee’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Holders is or will be required in connection with the performance of the Intercreditor Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

3.2 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Second Supplemental Indenture that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

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3.3 Successor; Benefits of Second Supplemental Indenture, etc. All agreements of the Company and the Subsidiary Guarantors in this Second Supplemental Indenture shall bind their respective successors. Nothing in this Second Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their respective successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Notes.

3.4 Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

3.5 Governing Law. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

THE COMPANY

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

THE SUBSIDIARY GUARANTORS

VELOCITY EXPRESS, INC.
VXP MID-WEST, INC.
CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.
VELOCITY EXPRESS LEASING, INC.
VXP LEASING MID-WEST, INC.
CD&L, INC. (as successor to CD&L Acquisition Corp.)

By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

THE TRUSTEE

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

Signature Page to Second Supplemental Indenture

Exhibit 10.6

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of December 22, 2006, is entered into among the Obligors (as defined below), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lender Group (as defined in the Credit Agreement referred to below) and the Bank Product Provider (as defined in the Credit Agreement referred to below).

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), the Agent, Velocity Express Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof.

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement, each of the Guarantors has guaranteed pursuant to Section 16 of the Credit Agreement, or executed and delivered a Guaranty (as defined in the Credit Agreement) in favor of the Lender Group with respect to, the obligations owing by the Obligors (as defined below) to the Lender Group pursuant to the Loan Documents (as defined in the Credit Agreement);

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the Obligors hereby jointly and severally agree with the Agent and the Lenders as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Obligor” has the meaning set forth in Section 28 hereto.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lenders” means, individually and collectively, each of the lenders listed on the signature pages of the Credit Agreement and any other Person made a party thereto in accordance with the provisions of Section 13.1 thereof (together with their respective successors and assigns).

“Obligors” means, individually and collectively, jointly and severally, each of the Borrowers and Guarantors and any other Person that now or in the future becomes a party to the Credit Agreement as a Borrower or as a Guarantor or otherwise executes a Guaranty.

“Paid in Full” means the full payment in cash (or cash collateralization in accordance with the terms of the Credit Agreement), of all the Senior Debt other than Contingent Bank Product Obligations (whether or not any of the Senior Debt shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, any other law in connection with an Insolvency Proceeding or otherwise) and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The expressions “prior payment in full”, “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

“Senior Debt” means the Obligations and the Guaranteed Obligations.

“Subordinated Debt” means all indebtedness, obligations and other liabilities of each Obligor, and any Subsidiary of each Obligor, in favor of any other Obligor, whether created directly or acquired by assignment or otherwise, all interest thereon and all fees, premiums, costs, expenses and other amounts payable in respect thereof, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, including, without limitation, all such indebtedness, obligations and other liabilities of each Obligor and its Subsidiaries under or in respect of (i) subrogation rights under any guaranty or any other rights to be subrogated to the rights of the holders of the Senior Debt in respect of payments or distributions of assets of, or ownership interests in, the Obligors made on the Senior Debt, (ii) any compensation, management fees or consulting fees payable by any Obligor to any other Obligor, (iii) any Stock (or warrants, options or other rights for the purchase thereof) in any Obligor issued or sold to any other Obligor, whether by dividend, redemption, repurchase or otherwise, as provided under the organizational documents of any Obligor or under any other agreement, instrument or document, (iv) the purchase, lease or license by any Obligor of property or services from any other Obligor (including, without limitation, any lease of real property) or (v) the sale of or option to sell any assets by any Obligor to any other Obligor.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Obligor, directly or indirectly, of any assets or property of any Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of any of the Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii)

any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Subordination to Payment of Senior Debt. As to each Obligor, all Subordinated Debt, including, without limitation, all payments on account of the Subordinated Debt, shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior Payment in Full of the Senior Debt.

SECTION 3. Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise: (i) all amounts owing on account of the Senior Debt shall first be Paid in Full before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled (but for the provisions hereof) shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Agent for application to the payment of the Senior Debt until all of the Senior Debt shall have been Paid in Full.

SECTION 4. Payments on Subordinated Debt.

(a) Permitted Payments. So long as no Event of Default has occurred and is continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business to the extent such payments are not prohibited under the Credit Agreement.

(b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Obligor shall make, and no Obligor shall accept or receive, any Subordinated Debt Payment.

SECTION 5. Subordination of Remedies. Until all of the Senior Debt shall have been Paid in Full, upon the occurrence and during the continuance of any Event of Default, no Obligor shall, without the prior written consent of the Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

(b) exercise any rights under or with respect to any guaranty of any of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor (other than the Agent) in commencing, any Insolvency Proceeding against any other Obligor.

SECTION 6. Payment Over to the Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor before all Senior Debt is Paid in Full, such Subordinated Debt Payments shall be held in trust for the benefit of the Agent and shall promptly be paid over or delivered to the Agent for application to the Payment in Full of all Senior Debt, to the extent necessary to give effect to such Sections 3, 4, and 5.

SECTION 7. Authorization to the Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding shall be commenced with respect to any Obligor or its property: (i) any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to the Agent for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Debt until all of the Senior Debt shall have been Paid in Full, (ii) the Agent is hereby irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender Group; and (ii) each Obligor shall promptly take such action as the Agent reasonably may request (A) to collect the Subordinated Debt for the account of the Lender Group and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8. Certain Agreements of Each Obligor.

(a) No Benefits. Each Obligor understands that there may be various agreements between the Lender Group and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor and that the Lender Group and Agent on behalf thereof shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Obligor acknowledges that each other Obligor has granted to Agent for the benefit of the Lender Group and the Bank Product Provider security interests in certain of such other Obligor’s assets as set forth in the Credit Agreement and the other Loan Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Lender Group or Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Lender Group. Each Obligor acknowledges and agrees that the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making or issuing the Advances or other financial accommodations thereunder.

(d) Waivers. Except as provided under the Credit Agreement, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Lender Group hereunder: (i) the time for any other Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Lender Group or Agent on behalf thereof; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Lender Group or Agent on behalf thereof for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Lender Group thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Lender Group or Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Agent for the benefit of the Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Lender Group or Agent on behalf thereof may waive or refrain from exercising such rights).

(f) Rights of the Lender Group Not to Be Impaired. No right of the Lender Group or Agent on behalf thereof to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Obligor, the Lender Group, or Agent hereunder or under or in connection with the other Loan Documents or by any noncompliance by any other Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Lender Group or Agent on behalf thereof may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Credit Agreement, no Obligor shall have any right to require the Lender Group to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of the other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. Except as otherwise expressly permitted under the Credit Agreement, no Obligor shall, without the prior consent of Agent, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

SECTION 9. Subrogation.

(a) Subrogation. Until the Payment in Full of all Senior Debt, no Obligor shall have, or directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Lender Group hereunder or otherwise. Upon the Payment in Full of all Senior Debt, each Obligor shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Lender Group to receive payments or distributions applicable to the Subordinated Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Lender Group of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors (other than the Lender Group), and the other Obligors, be deemed to be a payment by the other Obligors to or on account of the Senior Debt.

(b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from the Lender Group any payments or distributions received by the Lender Group in excess of the amount sufficient to Pay in Full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Lender Group, the Lender Group shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

SECTION 10. Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until Payment in Full of the Senior Debt. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Obligors.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any Obligor shall be rescinded or must otherwise be restored by the Lender Group, whether as a result of an Insolvency Proceeding or otherwise.

(c) Obligations Unconditional. All rights and interests of the Agent and the Lender Group hereunder, and all agreements and obligations of each Obligor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Loan Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, an Obligor in respect of any of the Senior Debt or an Obligor in respect of this Agreement.

(d) Waivers. Each Obligor hereby waives (i) promptness and diligence, and (ii) notice of acceptance and notice of the incurrence of any Senior Debt by an Obligor. Each Obligor agrees that its obligations hereunder shall not be affected by (a) any failure by any member of the Lender Group to give notice of any actions taken by any Lender or the Agent or an Obligor under any Loan Document or any other agreement or instrument relating thereto, (b) any failure by any member of the Lender Group to give any other notices (except if such notice is specifically required to be given to such Obligor under this Agreement or any other Loan Documents to which such Obligor is a party), demands and protests, or to observe all other formalities of every kind in connection with the enforcement of the Obligations, the Guarantied Obligations, or of the obligations of an Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 10(d), might constitute grounds for relieving an Obligor of its obligations hereunder or (c) any requirement that any Lender or the Agent protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any collateral.

SECTION 11. Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt except to another Obligor without the prior written consent of Agent, and any such assignment without the Agent’s prior written consent shall be null and void. Any transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to Agent.

SECTION 12. Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Lender Group, the Bank Product Provider and Agent on behalf thereof against the other Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of the other Obligors to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Lender Group and the Bank Product Provider) of the other Obligors against the other Obligors, on the other hand.

SECTION 13. Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a) Endorsement of Obligor Documents. At the request of Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend, in form and substance satisfactory to the Agent, noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and at Agent’s request, perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to Agent.

SECTION 14. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Credit Agreement.

SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Lender Group.

SECTION 16. Costs and Expenses. Each of the Obligors jointly and severally agrees to pay to Agent for the benefit of the Lender Group on demand all reasonable costs and expenses of the Lender Group, and the reasonable fees and disbursements of counsel to the Lender Group, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, (ii) any amendments, modifications, or waivers of the terms of this Agreement, and (iii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Lender Group as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

SECTION 17. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid. Without limiting the generality of the foregoing, the obligations of each Obligor under Section 16 shall survive the Payment in Full of the Senior Debt.

SECTION 18. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor and the Lender Group and their respective successors and permitted assigns except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. SUBMISSION TO JURISDICTION. EACH OBLIGOR HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22. Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors and the Lender Group with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25. Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligors and the several members of the Lender Group and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Lender Group merely because of the Lender Group’s involvement in the preparation hereof.

SECTION 26. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 27. Termination of Agreement. Upon Payment in Full of the Senior Debt, this Agreement shall terminate and Agent on behalf of the Lender Group shall, at the Obligors’ joint and several expense, and without any recourse, representation or warranty, promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary to evidence such termination; provided, however, that the obligations of each Obligor under Section 16 shall survive such termination.

SECTION 28. Additional Obligors. The initial Obligors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Credit Agreement or the other Loan Documents, may become parties hereto, as additional Obligors (each, an “Additional Obligor”), by executing and delivering a joinder agreement substantially in the form set forth in Exhibit A hereto (the “Joinder”). Upon delivery of the Joinder to Agent, notice of which is hereby waived by any other Obligor, each such Additional Obligor shall be an Obligor and shall be as fully a party hereto as if such Additional Obligor were an original signatory hereof. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

OBLIGORS:

VELOCITY EXPRESS, INC., a Delaware corporation

By:
Name:
Title:

VELOCITY EXPRESS LEASING, INC., a Delaware corporation

By:
Name:
Title:

VXP MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

VXP LEASING MID-WEST, INC., a Delaware corporation

By:
Name:
Title:

CLICK MESSENGER SERVICE, INC., a New Jersey corporation

By:
Name:
Title:

Signature Page to Intercompany Subordination

Agreement

SECURITIES COURIER CORPORATION,
a New York corporation

By:
Name:
Title:

OLYMPIC COURIER SYSTEMS, INC., a New York corporation

By:
Name:
Title:

SILVER STAR EXPRESS, INC., a Florida corporation

By:
Name:
Title:

CLAYTON / NATIONAL COURIER SYSTEMS, INC., a Missouri corporation

By:
Name:
Title:

VELOCITY EXPRESS CORPORATION, a Delaware corporation

By:
Name:
Title:

CD&L, INC., a Delaware corporation

By:
Name:
Title:

Intercompany Subordination Agreement

EXHIBIT A

JOINDER AGREEMENT

TO THE

INTERCOMPANY SUBORDINATION AGREEMENT

Reference is hereby made to the Intercompany Subordination Agreement, dated as of December 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), among the Obligors referred to therein, to which this Joinder is attached. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Intercompany Subordination Agreement when used herein. The undersigned Additional Obligor, by execution of this Joinder, hereby agrees that as of the date of the Intercompany Subordination Agreement, it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and agrees that it shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein. The undersigned Additional Obligor agrees that each reference to an “Obligor” or the “Obligors” in the Intercompany Subordination Agreement shall include the Additional Obligor. The Additional Obligor acknowledges that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof.

[INSERT NAME OF ADDITIONAL OBLIGOR(S)],
as an Additional Obligor

By:
Name:
Title: